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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
FIRST DATA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FIRST DATA CORPORATION
6200 South Quebec Street
Greenwood Village, Colorado 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 8, 2002

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Data Corporation, a Delaware corporation (the "Company"), will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112, on Wednesday, May 8, 2002, at 11:30 a.m. (M.T.), for the following purposes:

  1.
  The election of four directors;
  2.
  The approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 600,000,000 to 2,000,000,000;
  3.
  The approval of the First Data Corporation 2002 Long-Term Incentive Plan and the allocation of 32,000,000 shares of the Company's Common Stock to the Plan;
  4.
  The approval of an increase in the number of shares issuable under the Company's Employee Stock Purchase Plan by 3,000,000 shares of the Company's Common Stock;
  5.
  The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2002; and
  6.
  The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Shareholders of record at the close of business on March 11, 2002 (the "Record Date") will be entitled to vote at the meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the meeting will be maintained at the Company's Investor Relations offices, 6200 South Quebec Street, Greenwood Village, Colorado 80111 during the ten days preceding the meeting. Shareholders may examine the list during ordinary business hours for any purpose germane to the meeting.

        You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope or follow the alternative voting procedures described on the proxy.

                      By Order of the Board of Directors

                      Michael T. Whealy
                       Corporate Secretary
                      March 27, 2002

YOUR VOTE IS IMPORTANT

        PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY OR FOLLOW ANY ALTERNATIVE VOTING PROCEDURES DESCRIBED ON THE PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

FIRST DATA CORPORATION
6200 South Quebec Street
Greenwood Village, Colorado 80111

PROXY STATEMENT

        The Board of Directors of First Data Corporation ("First Data" or the "Company") is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 8, 2002, at 11:30 a.m. (M.T.), and any adjournment or postponement of that meeting. The meeting will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112. This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders was first mailed on or about March 27, 2002 to all shareholders of record as of March 11, 2002 (the "Record Date"). The only voting securities of the Company are shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of which there were 381,824,752 shares outstanding as of the Record Date (excluding treasury stock).

        The Company's Annual Report to Shareholders, which contains financial statements for the year ended December 31, 2001, accompanies this Proxy Statement. You may also obtain a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, without charge, by writing to Investor Relations, First Data Corporation, 6200 South Quebec Street, Greenwood Village, Colorado 80111.

TABLE OF CONTENTS

The Proxy Process and Shareholder Voting
Questions and Answers About the Proxy Process
Proposals Submitted for Shareholder Vote
Proposal 1 — Election of Directors
Proposal 2 — Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 600,000,000 to 2,000,000,000
Proposal 3 — Approval of the First Data Corporation 2002 Long-Term Incentive Plan and the allocation of 32,000,000 shares of the Company's Common Stock to the Plan
Proposal 4 — Approval of an increase in the number of shares issuable under the Company's Employee Stock Purchase Plan by 3,000,000 shares of the Company's Common Stock
Proposal 5 — Ratification of selection of auditors
Security Ownership by Directors and Executive Officers
Board of Directors
Governance of the Company
Committees of the Board of Directors
Report of the Audit Committee
Report of the Oversight Committee
Compensation of Directors
Executive Compensation Report by the Compensation and Benefits Committee
Summary Compensation Table
Option Grants in 2001
Aggregated Option Exercises in 2001 and Year-End 2001 Option Values
Long-Term Incentive Plans — Grants in 2001
Retirement Plans
Chief Executive Officer Succession Arrangement With Mr. Duques
Performance Graph
Certain Transactions and Other Matters
Section 16(a) Beneficial Ownership Reporting Compliance
Principal Holders of Common Stock
Exhibit A — First Data Corporation 2002 Long-Term Incentive Plan
Exhibit B — First Data Corporation Employee Stock Purchase Plan
Exhibit C — Audit Committee Charter

THE PROXY PROCESS AND SHAREHOLDER VOTING

        The proxy process is the means by which corporate shareholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. This Proxy Statement provides notice of a scheduled shareholder meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. The accompanying Proxy Card provides shareholders with a simple means to vote on the described proposals without having to attend the shareholder meeting in person. By executing the Proxy Card, you authorize Charles T. Fote and Michael T. Whealy to act as your Proxies to vote your shares as specified.

        The proxy voting mechanism also is vitally important to the Company. In order for the Company to obtain the necessary shareholder approval of proposals, a "quorum" of shareholders (a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the meeting in person or by proxy. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the shareholder vote.

        It is important that you vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, the Company must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its shareholders.

QUESTIONS AND ANSWERS ABOUT THE PROXY PROCESS

Why Did I Receive These Materials?

  Shareholders of the Company as of the close of business on the March 11, 2002 Record Date are entitled to vote at the Company's Annual Meeting. The Company is required by law to distribute these proxy materials to all shareholders as of the Record Date.

What Does It Mean If I Receive More Than One Set Of Materials?

  This means you own shares of the Company that are registered under different names. For example, you may own some shares directly as a "Registered Holder" and other shares through a broker or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards you receive in order to vote all of the shares you own. Each Proxy Card you received came with its own prepaid return envelope; if you vote by mail make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

How Do I Vote?

  You may vote by mail or follow any alternative voting procedure described on the Proxy Card. To use an alternative voting procedure, follow the instructions on each Proxy Card that you receive. To vote by mail, sign and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope which accompanied that Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in favor of the director nominees and in favor of the other proposals. All outstanding shares of Common Stock represented by your signed and dated Proxy Card or for which you have provided instructions by the alternative voting procedure that are received in time for the 2002 Annual Meeting will be voted.

Does My Vote Matter?

  Absolutely! Corporations are required to obtain shareholder approval for the election of directors and other important matters. Shareholder participation is not a mere formality. It is essential for the Company to continue to function. Each share of Common Stock is entitled to one vote and every share voted has the same weight. It is also important that you vote to assure that a quorum is obtained so corporate business can be transacted.

What Percentage Of Votes Is Required To Elect Directors?

  If a quorum is obtained, the four nominees receiving the greatest number of votes will be elected.

What Percentage Of Votes Is Required To Approve Other Proposals?

  If a quorum is obtained, proposals other than the election of directors require the affirmative vote of a majority of shares of Common Stock represented at the meeting and entitled to vote. Since majority approval is required, an "ABSTAIN" vote has the effect of a vote against the proposal.

What Is The Effect Of Not Voting?

  It depends on how ownership of your shares is registered. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

  If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following Question, in the absence of your voting instruction, your broker may or may not vote your shares.

If I Don't Vote, Will My Broker Vote For Me?

  If you own your shares through a broker and you don't vote, your broker may vote your shares in its discretion on some "routine matters." With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the "broker non-vote." "Broker non-vote" shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The Company believes that Proposals 1, 2 and 5 set forth in this Proxy Statement are routine matters on which brokers will be permitted to vote unvoted shares. The Company also believes that Proposals 3 and 4 would not be considered routine matters and brokers may not vote on behalf of their clients if no voting instructions have been furnished.

Is My Vote Confidential?

  It is the policy of the Company that all shareholder meeting proxies, ballots and voting records that identify the particular vote of a shareholder are confidential. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the inspectors of election to certify the results of the shareholder vote, (iv) in the event a proxy solicitation in opposition to the Company or the election of the Board of Directors takes place, (v) if a shareholder has requested that their vote be disclosed, or (vi) to respond to shareholders who have written comments on Proxy Cards.

If I Own My Shares Through A Broker, How Is My Vote Recorded?

  Brokers typically own shares of Common Stock for many shareholders. In this situation the Registered Holder on the Company's stock register is the broker or its nominee. This often is referred to as holding shares in "Street Name." The "Beneficial Owners" do not appear in the Company's shareholder register. Therefore, for shares held in Street Name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform the Company how many of their clients are Beneficial Owners and the Company provides the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are Beneficial Owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the meeting, each broker totals the votes and submits a Proxy Card reflecting the aggregate votes of the Beneficial Owners for whom it holds shares.

Can I Revoke My Proxy And Change My Vote?

  You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by submitting another valid proxy bearing a later date, or (iii) by attending the meeting and giving the Inspector of Elections notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

Will Any Other Business Be Transacted At The Meeting? If So, How Will My Proxy Be Voted?

  Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company's By-Laws for submitting proposals to be considered at the meeting has passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

Who Counts The Votes?

  Votes will be counted and certified by the Inspectors of Election, who are employees of Wells Fargo Bank Minnesota, National Association, the Company's independent Transfer Agent and Registrar. If you are a Registered Holder, your executed Proxy Card is returned directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Wells Fargo on behalf of its clients.

How Much Does The Proxy Solicitation Cost?

  The Company has engaged the firm of Morrow & Co. to assist in distributing and soliciting proxies for a fee of $8,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies.

What Is The Deadline For Submitting Proposals To Be Considered For Inclusion In The 2003 Proxy Statement?

  Shareholder proposals requested to be included in the Company's 2003 Proxy Statement must be received by the Company not later than November 25, 2002. Proposals should be directed to Michael T. Whealy, Corporate Secretary, First Data Corporation, 10825 Old Mill Road, Suite M-10, Omaha, Nebraska 68154.

If I Do Not Submit A Proposal In Time To Be Included In The 2003 Proxy Statement, May I Still Nominate Someone To Be A Director Of The Company Or Submit Any Business To Be Considered At The Company's Annual Shareholder Meeting In 2003?

  Even if a proposal is not submitted in time to be considered for inclusion in the Company's 2003 Proxy Statement, a proper shareholder proposal or director nomination may still be considered at the Company's 2003 annual meeting but only if the proposal or nomination is received by the Company no sooner than January 8, 2003 but not later than February 7, 2003. All proposals should be directed to Michael T. Whealy, Corporate Secretary, First Data Corporation, 10825 Old Mill Road, Suite M-10, Omaha, Nebraska 68154.

PROPOSALS SUBMITTED FOR SHAREHOLDER VOTE

Proposal 1

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of four current directors, Ms. Davis, Mr. Robinson, Mr. Schwartz, and Mr. Weinbach, expire at the 2002 Annual Meeting of Stockholders. Ms. Davis was elected by the Board of Directors on March 6, 2002 to fill a vacancy created by a director resignation. Ms. Davis, Mr. Robinson, Mr. Schwartz, and Mr. Weinbach have been nominated for reelection through the 2005 Annual Meeting of Stockholders or until a successor is elected and qualified. (See the Board of Directors section for information concerning all Directors). In the case of a vacancy occurring during the year in any class, the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.

        The terms of Mr. Jones, Mr. Levenson and Mr. Russell expire at the 2003 Annual Meeting of Stockholders. The terms of Mr. Duques, Mr. Fote and Ms. Spero expire at the 2004 Annual Meeting of Stockholders.

        A shareholder may (i) vote for the election of any one or more of the nominees, or (ii) withhold authority to vote for one or more of the nominees by so indicating on the Proxy Card. Your shares will be voted as you specify on the enclosed Proxy Card or as you instruct via the alternative voting procedure described on the Proxy Card. If you sign, date and return the Proxy Card without specifying how you want your shares voted, they will be voted for the election of the Director nominees. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the Director nominees, your shares will be voted for that other person.

        Directors are elected by a plurality of votes of the shares represented at the meeting and entitled to vote. Therefore, if a quorum is present, the four nominees receiving the greatest number of votes will be elected. The effects of unvoted shares, abstentions and "broker non-votes" are discussed in the preceding Questions and Answers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO REELECT
MS. DAVIS, MR. ROBINSON, MR. SCHWARTZ, AND MR. WEINBACH
AS DIRECTORS FOR A THREE-YEAR TERM.

Proposal 2

APPROVAL OF AN AMENDMENT TO THE CURRENT RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF THE COMPANY'S COMMON STOCK FROM 600,000,000 TO 2,000,000,000

        First Data's Amended and Restated Certificate of Incorporation currently authorizes us to issue up to 600,000,000 shares of common stock, $.01 par value and 10,000,000 shares of preferred stock, $1.00 par value. The Board of Directors has adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 600,000,000 shares to 2,000,000,000 shares. The amendment would not affect the authorized number of shares of preferred stock. Under the amendment, the first paragraph of Section A of Article FOURTH of the Amended and Restated Certificate of Incorporation would read as follows:

          FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is 2,000,000,000 shares of Common Stock, each having a par value of $.01, and 10,000,000 shares of Preferred Stock, each having a par value of $1.00 per share.

        The Board also has approved, subject to shareholder approval of this proposal, a stock split to be effected in the form of a stock dividend of one share of First Data Common Stock for each share of Common Stock outstanding. If the shareholders approve this Proposal, the stock split effected in the form of a stock dividend would be payable on June 4, 2002 to holders of First Data Common Stock of record at the close of business on May 20, 2002. As of December 31, 2001, First Data had 380,571,106 shares of First Data Common Stock issued and outstanding and 56,091,426 shares reserved for issuance pursuant to First Data's incentive compensation and benefit plans, the 2% Senior Convertible Contingent Debt Securities due 2008, and other warrants and convertible obligations. If the 2002 Long-Term Incentive Plan proposed in Proposal 3, the authorization for additional shares under the First Data Employee Stock Purchase Plan proposed in Proposal 4, and this Proposal are all approved by shareholders, approximately 761,142,212 shares of Common Stock are expected to be issued and outstanding after the stock split and an additional 182,182,852 shares reserved for future issuance pursuant to First Data's incentive compensation and benefit plans, the 2% Senior Convertible Contingent Debt Securities due 2008, and other warrants and convertible obligations.

        The proposed increase in the authorized number of shares of First Data Common Stock has been recommended by the Board of Directors to provide adequate shares for the proposed stock split and to make additional shares available for issuance, without the delay and expense of obtaining the approval of stockholders at a special meeting, to afford the Company greater flexibility in acting upon proposed transactions. The additional authorized shares also will be available for general corporate needs, such as any future stock splits, stock dividends or issuances under the Company's incentive and employee benefit plans. Additionally, the shares could be used for such purposes as raising additional capital for the operations of the Company or in connection with acquisitions or investments. The terms of any future issuance of the Company's Common Stock will be determined by our Board of Directors based largely on market and financial conditions and other factors existing at the time of issuance and sale. Such additional authorized shares would be available for issuance without further action by the stockholders of the Company, except as provided under the General Corporate Law of the State of Delaware or the rules of any national securities exchange on which the Company's Common Stock is listed at the time.

        The additional shares of First Data Common Stock for which authorization is being sought would be part of the existing class of First Data Common Stock and, if and when issued, would have the same rights and privileges as the shares of First Data Common Stock presently outstanding.

        Our stockholders will have no preemptive rights to purchase additional shares and the issuance of additional shares of our common stock may dilute our stockholders' existing equity interest. The increased flexibility which would be afforded to First Data if this Proposal is adopted also could be used by the incumbent Board of Directors to make a change in control of First Data more difficult. For example, the issuance of shares of First Data Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares thereby possibly diluting the interest of a party attempting to obtain control of First Data. The Proposal has not been presented for an anti-takeover purpose and, as of March 6, 2002, the Board of Directors is not aware of any attempt to bring about a change in control of First Data. If this Proposal is approved by stockholders, the amendment will become effective upon the filing of an Amended Certificate of Incorporation with the Secretary of State of Delaware, which we intend to file promptly upon approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

Proposal 3

APPROVAL OF THE FIRST DATA CORPORATION 2002 LONG-TERM INCENTIVE PLAN
AND THE ALLOCATION OF 32,000,000 SHARES OF THE COMPANY'S
COMMON STOCK TO THE PLAN

        On April 8, 1992, the First Data Corporation 1992 Long-Term Incentive Plan ("1992 LTIP") was approved. The 1992 LTIP is a ten-year plan that provides awards to key employees and other key individuals who perform services for the company, its subsidiaries or affiliates. To prevent the 1992 LTIP from expiring, the Compensation and Benefits Committee of the Company's Board of Directors (the "Compensation Committee"), through a delegation of authority from the Board, extended the term of the 1992 LTIP until the date on which shareholders approve a new long-term incentive plan, but in no event greater than five years. For grants to non-U.S. employees, the 1992 LTIP has been extended until the time in which a new long-term incentive plan is approved by shareholders and such plan satisfies the legal, tax, securities, or other requirements under local law.

        To replace the 1992 LTIP, the Compensation Committee (through a delegation of authority from the Board) has approved the First Data Corporation 2002 Long-Term Incentive Plan ("2002 LTIP"). The purposes of the 2002 LTIP are to (i) to advance the Company's interests by attracting and retaining key employees and other key individuals who perform services for the Company, a subsidiary or an affiliate, (ii) to align the interests of the Company's stockholders and recipients of awards under the 2002 LTIP by increasing the award recipients' proprietary interest in the Company's growth and success and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders.

Summary of the 2002 First Data Corporation Long-Term Incentive Plan

        The following is a description of the 2002 LTIP, as proposed. This description is qualified in its entirety by reference to the plan document, as proposed, a copy of which is attached to this Proxy Statement as Exhibit A.

        Shares Available.    Thirty-two million (32,000,000) shares of the Company's common stock may be subject to awards under the 2002 LTIP, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar event. If this Proposal and Proposal 2 (authorizing the Company to issue additional shares and upon approval would result in a stock split effect in the form of a stock dividend) are approved by shareholders, then under the terms of Section 5.7 of the 2002 LTIP, the total number of shares authorized for issuance would be doubled, resulting in a total of sixty-four million (64,000,000) authorized shares.

        Eligibility.    Key employees of the Company, subsidiaries and affiliates and other key individuals who perform services for the Company, a subsidiary or an affiliate are eligible to receive awards. The Compensation Committee has discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award.

        Forms of Awards.    The Compensation Committee may award stock options (including nonqualified options, incentive stock options, and purchased stock options), stock appreciation rights ("SARs"), restricted stock awards, performance grants, or any combination thereof.

        Options are rights to purchase a specified number of shares of Common Stock at a price fixed by the Compensation Committee. In the case of purchased stock options, a specified number of nonqualified stock options are offered for grant to selected participants in exchange for a purchase price that is payable at the time of grant. Options generally expire no later than ten years after the date of grant. Options will become exercisable at such time and in such installments as the Compensation Committee will determine; however, the minimum vesting period is generally six months. Payment of the option price (sometimes called the exercise price or strike price) must be made in full at the time of exercise in such form as the Compensation Committee shall determine. Payment methods include cash, the exchange of shares already owned, broker-cashless exercise, or a combination of cash and exchange of shares. Incentive stock options may not be granted to any person who is not an employee of the Company or any parent or subsidiary, as defined in Section 424 of the Internal Revenue Code. All incentive stock options must be granted within ten years of the date the 2002 LTIP was approved by the Compensation Committee.

        SARs may be granted alone or in tandem with stock options. At exercise, the holder must surrender the SAR and in the case of tandem awards, must surrender the related stock option. In return, the holder will receive a cash payment equal to the difference between the base price of the SAR and the fair market value of the Company's Common Stock on the date of exercise, multiplied by the number of shares subject to the SAR or option, which is exercised.

        Restricted stock awards provide for a specified number of shares of Common Stock subject to a restriction against transfer during a period of time or until performance measures are satisfied, as established by the Compensation Committee. Unless otherwise set forth in the agreement relating to a restricted stock award, the holder has all rights as a stockholder of the Company, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock will be deposited with the Company and will be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made. The minimum restriction period is one year.

        Performance grants are awards whose final value, if any, is determined by the degree to which specified performance measures have been achieved during a performance period set by the Compensation Committee. Performance measures that may be used include one or more of the following: the attainment by a share of Common Stock of a specified value within or for a specified period of time, earnings per share, earnings before interest expense and taxes, return to stockholders (including dividends), return on equity, earnings, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing. Such criteria and objectives may relate to results obtained by the individual, the Company, a subsidiary, or an affiliate, or any business unit or division thereof, or may apply to results obtained relative to a specific industry or a specific index. Payment may be made in the form of cash, Common Stock, restricted stock, or a combination thereof, as specified by the Compensation Committee.

        Termination of Employment.    The effect of a participant's termination of employment on his award depends on the reason for such termination. For stock options and SARs, unless otherwise specified in the agreement, termination of employment due to disability or death will result in the option becoming fully vested and exercisable for a period of one year from the date employment terminates; involuntary termination without cause will result in the option or SAR being exercisable, to the extent vested on the date employment terminates, for a period of 90 days thereafter; termination of employment due to retirement will result in the award continuing to vest for up to four years thereafter and will be exercisable until four years following the date of retirement; termination of employment for reasons other than disability, death, or involuntary termination for cause result in the option ceasing to vest, and to the extent vested, such stock option or SAR may be exercised until the close of the New York Stock Exchange ("NYSE") on the date of termination. If the NYSE is closed at the time or on the date of such termination, then such stock option or SAR will be immediately forfeited and canceled.

        For restricted stock awards, unless otherwise specified in the agreement, termination of employment due to disability or death will cause the restriction period to lapse on the date employment terminates and will result in any performance measures applicable to such award being deemed to have been satisfied at the maximum level; termination due to retirement will cause the restriction period to terminate on the date specified in the agreement relating to such award, and on such date, any performance measures will be deemed to have been satisfied at the maximum level, provided, however, that if the restriction period would extend more than four years from the date of retirement, the award will be immediately forfeited and canceled on the date of retirement; termination of employment for reasons other than disability, death or retirement will result in the award being immediately forfeited and canceled.

        For performance grants, unless otherwise set forth in the agreement, if a participant's employment with or service to the Company terminates during the performance period by reason of disability, retirement or death, the performance period will continue and the participant (or the participant's executor, administrator, legal representative, beneficiary or similar person, as applicable) will be entitled to a prorated award. The prorated award will be equal to the value of the award at the end of the performance period multiplied by a fraction, the numerator of which will equal the number of months the participant was employed with or performing services for the Company during the performance period (fractional months will be ignored) and the denominator of which will equal the number of months in the performance period; provided, however, that such holder, or such holder's executor, administrator, legal representative, beneficiary or similar person, as applicable, will not be entitled to payment or distribution of such performance grant earlier than the date set forth in the agreement. Unless the agreement specifies otherwise, if a participant's employment with or service to the Company terminates during the performance period for a reason other than disability, retirement or death, any unvested portion of the performance grant will be immediately forfeited.

        Maximum Award.    To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, the maximum aggregate number of shares of Common Stock with respect to which stock options, SARs, restricted stock, or performance grants may be issued to any individual during a calendar year is one-half of one percent of the total number of outstanding shares of Common Stock of the Company as of the preceding December 31st. The maximum amount of cash payable during a calendar year to any person in connection with a performance grant is $8,000,000.

        Change in Control.    The Compensation Committee in its discretion and at any time may take such action as it deems appropriate to address the effect of a Change in Control on awards issued under the 2002 LTIP.

        Federal Income Tax Consequences.    A participant to whom a nonqualified stock option is granted will recognize no income at the time of the grant. When the participant exercises a nonqualified stock option, he will generally recognize ordinary income equal to the difference, if any, between the fair market value of the Common Stock received at such time and the exercise price. The tax basis of such shares to the participant will be equal to the exercise price paid plus the amount includable in his gross income as compensation. The holding period for such shares will normally commence on the day on which he recognizes taxable income in respect of such shares. A participant to whom a purchased stock option is granted will recognize no income at the time of grant. When the participant exercises a purchased stock option, he will generally recognize ordinary compensation income equal to the difference, if any, between the fair market value of the Common Stock he receives at such time and the sum of the exercise price for such shares.

        A participant to whom an incentive stock option which qualifies under Section 422 of the Code is granted will generally recognize no income at the time of grant or at the time of exercise. However, upon the exercise of an incentive stock option, the excess of the fair market value of the Common Stock over the exercise price thereof may result in the participant being subject to an alternative minimum tax ("AMT") under applicable provisions of the Code. In order to obtain incentive stock option treatment for federal income tax purposes, the participant (i) must be an employee of the Company, a subsidiary, or affiliate continuously from the date of grant until any termination of employment and (ii) in the event of such a termination, must generally exercise an incentive stock option within three months after such termination. When a participant sells the Common Stock received upon exercise of an incentive stock option (more than one year after exercise and more than two years after the date of grant of such incentive stock option), he will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price of such shares at such time and the exercise price. If the participant does not hold such shares for either period, when he sells such shares (a "disqualifying disposition") he will recognize ordinary compensation income equal to the lesser of (i) the difference, if any, between the fair market value of such shares on the date of exercise and the exercise price, or (ii) the difference, if any, between the sale price and the exercise price. Any other gain or loss on such sale (in addition to the ordinary income mentioned above), will normally be capital gain or loss. The tax basis of such shares to the participant, for purposes of computing such other gain or loss, should be equal to the exercise price paid (plus the amount includable in his gross income as compensation, if any).

        The inclusion of SARs in a nonqualified stock option or an incentive stock option will normally not result in taxable income to the participant. At the time of exercise, the participant will normally recognize ordinary compensation income in an amount equal to the cash and the fair market value of the Common Stock he receives to satisfy his SAR. The tax basis of any such shares received by the participant pursuant to an SAR should be equal to the amount includable in his gross income as compensation in respect of such shares, and participant's holding period therefor should normally commence on the day on which he recognizes taxable income in respect of such shares.

        A participant who receives Common Stock pursuant to a restricted stock award should not recognize any taxable income upon the receipt of such award, but should recognize taxable compensation income at the time the applicable restriction period lapses, in an amount equal to the fair market value of such shares at such time. The tax basis of such shares to the recipient should be equal to the amount includable in his gross income as compensation, and his holding period for such shares should normally commence on the day following the date on which such shares are no longer subject to a restriction period. Dividends paid on restricted stock awards should be included as compensation for federal income tax purposes when received.

        A participant to whom a performance grant award is made should recognize no taxable income at the time such award is made. The participant should recognize taxable income, however, at the time cash, Common Stock or other Company securities or property is paid to him pursuant to such award, and the amount of such income should be the amount of such cash and the fair market value at such time of such shares or securities, or property. The tax basis of any such shares, securities or property received by the participant pursuant to a performance grant award should be equal to the amount includable in his gross income as compensation in respect of such shares, securities or property, and the holding period therefor should normally commence on the day following the date on which he recognizes taxable income in respect of such shares, securities or property. Any income equivalents paid to a recipient with respect to his performance grant award should generally be regarded for federal income tax purposes as compensation.

        If the participant is subject to Section 16 of the Securities Exchange Act of 1934, the tax consequences may be different than those described above. Generally, such a participant will not recognize income on receipt of property such as Common Stock until he is no longer subject to liability with respect to the disposition of such Common Stock. However, by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than 30 days after the date of transfer of property, such a participant may elect to be taxed at the time of such transfer.

        Any compensation includable in the gross income of a recipient will be subject to appropriate federal income tax withholding.

        The company for which a participant is performing services will generally be allowed to deduct amounts that are includable in the income of the participant as ordinary compensation income at the time such amounts are so includable, provided that the amounts qualify as reasonable compensation for personal services actually rendered.

        The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the 2002 LTIP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

Proposal 4

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE
COMPANY'S EMPLOYEE STOCK PURCHASE PLAN BY 3,000,000 SHARES
OF THE COMPANY'S COMMON STOCK

        In May 1996, the Board and shareholders approved the First Data Corporation Employee Stock Purchase ESPP ("ESPP"), a stock purchase plan that is intended to comply with the requirements of Section 423 of the Internal Revenue Code. A total of three million (3,000,000) shares of Common Stock, par value $.01 per share, was approved for participant purchases under the ESPP. This total was adjusted to six million (6,000,000) shares as a result of the November 15, 1996 stock split. As of January 7, 2002, four million eight hundred twenty four thousand four hundred ten (4,824,410) shares had been issued under the ESPP. To date, the Company has repurchased shares on the open market to provide for all of the shares that have been issued under the ESPP.

        The Compensation Committee, through a delegation of authority from the Board, has approved an amendment to the ESPP to increase the number of shares available for issuance thereunder. The Company believes that the ESPP is a valuable employee benefit that assists the Company in its efforts to attract, retain and motivate valuable employees. Unless the amendment is approved, the Company anticipates that the ESPP will have to be terminated prior to the 2003 annual meeting of shareholders because all of the shares currently authorized for issuance under the ESPP will have been issued.

        Proposed Amendment.    The proposed amendment seeks to allocate an additional three million (3,000,000) shares for issuance under the ESPP, bringing the total number of shares authorized for issuance thereunder to nine million (9,000,000) shares. If this Proposal and Proposal 2 (authorizing the Company to issue additional shares and upon approval would result in a stock split) are approved by shareholders, then under the terms of Section 18 of the ESPP, the proposed amendment would authorize an additional six million (6,000,000) shares.

        Material Features of the ESPP.    The following is a description of the ESPP, including the proposed amendment. This description is qualified in its entirety by reference to the amended and restated plan document, which includes the language of the proposed amendment in numbered paragraph 10, a copy of which is attached to this Proxy Statement as Exhibit B.

        Shares Available.    One million one hundred seventy five thousand five hundred ninety (1,175,590) shares were remaining to be issued under the ESPP as of January 7, 2002. If the proposed amendment is approved, four million one hundred seventy five thousand five hundred ninety (4,175,590) shares of the Company's common stock would then be available for future awards under the ESPP, subject to adjustment in the event of a stock split, stock dividend or other similar event. If this Proposal and Proposal 2 (authorizing the Company to issue additional shares and upon approval would result in a stock split) are approved by shareholders, then under the terms of Section 18 of the ESPP, the total number of shares that would become available for future awards under the ESPP would be eight million three hundred fifty one thousand one hundred eighty (8,351,180) shares.

        Eligibility.    All employees of the Company, and of such of its affiliates as may be designated as participating entities by the Employee Benefits Administration and Investment Committee (the "EBAIC"), or such other committee as may be designated by the Board to serve as the administrative committee for the ESPP, are eligible to participate in the ESPP. Employees who own 5% or more of the total combined voting power or value of all classes of stock of the Company or an affiliate are, however, excluded from participation. As of March 1, 2002, approximately twenty three thousand four hundred eighty two (23,482) employees were eligible to participate in the ESPP.

        Participation and Payroll Deductions.    Employees who are eligible to participate in the ESPP elect to do so by filing a subscription agreement authorizing payroll deductions. Payroll deductions under the ESPP must be in whole dollar amounts with a minimum rate of $5 per week or $20 per month. Deductions for non-U.S. participants are determined at the discretion of the EBAIC. At the discretion of the EBAIC, payroll deductions may be limited to a percentage of compensation. The amounts deducted from participants' pay is reflected in an account maintained on the books and records of the Company. No interest is paid on the amounts credited to these accounts.

        Deduction Changes and Withdrawal.    Employees can change their rate of payroll deduction at any time. This change becomes effective as of the beginning of the next offering period following receipt of a new subscription agreement. A participant can cease participating in the ESPP at any time by giving notice prior to a purchase date (the last business day of the quarterly offering period), and receive the entire balance that has accumulated in his account through the date paid. A participant who withdraws from the ESPP can again participate at the start of any subsequent offering period by filing a new subscription agreement at least seven business days prior to the start of the offering period.

        Purchases.    Purchases are made under the ESPP on a quarterly basis. Funds held in a participant's account on the last business day of the quarter are used to purchase shares of Common Stock for the participant. Shares are purchased at 85% of fair market value on the purchase date, or at 85% of fair market value as of the first day of the quarter, whichever price is lower. Purchases are subject to the aggregate limitation on the number of shares that are available under the ESPP and the ESPP limitations applicable to individual participants. Only whole shares will be purchased, and any funds remaining in the account after the purchase will be held for use in the next quarterly offering period. Common Stock purchased is held in investment accounts for each participant. No interest accrues or is paid with respect to funds held in such accounts. Dividends paid on the shares will be accumulated with other funds of the participant held for purchases under the ESPP. Any shares held in a participant's accounts will be voted in accordance with the participant's instructions.

        Employees who have purchased shares of Common Stock under the ESPP have the right to receive a certificate or certificates for all or a portion of their shares. The certificates will be registered in the name of the participant or jointly with a member of the participant's family if the participant indicated such joint ownership. Employees may sell acquired shares at any time; the Company has, however, the discretion to impose a holding period during which sales of the shares are restricted provided reasonable notice is given to participants.

        A participant's rights under the ESPP are not transferable by the participant during his or her lifetime.

        Limit on Purchase of Shares.    Participants are not permitted to purchase shares of Common Stock under plans of the Company and its affiliates (including the ESPP) that would result in the participant purchasing shares valued in excess of $25,000 in any calendar year. For this purpose the value is determined with respect to the shares that are to be purchased in an offering period as of the first day of each offering period. In addition, no participant may purchase shares of Common Stock under the ESPP if the participant would own 5% or more of the total combined voting power or value of all classes of stock of the Company or an affiliate, taking into account the rights to purchase stock under the ESPP as stock owned by the participant.

        Termination of Employment.    When a participant terminates employment, payroll deductions under the ESPP cease. The balance in the participant's account as of the last day of the quarter in which the participant terminates will be used to purchase additional whole shares of Common Stock under the general purchase provisions of the ESPP. A certificate for the participant's shares and all funds held for the participant will be distributed to the participant or, in the case of the participant's death, the participant's successor in interest.

        Administration.    The ESPP is administered by the EBAIC, or such other committee as may be designated by the Board. The EBAIC has discretionary authority to interpret the ESPP and to make rules from time to time as necessary or appropriate, suspend or limit participation in the ESPP by non-U.S. entities, to adopt procedures or sub-plans, and to delegate ministerial functions to Company management. The Committee or its delegate may engage an agent to perform custodial and record keeping functions for the ESPP and to provide periodic status reports to the participants.

        Amendment and Termination of the ESPP.    The Board of Directors or its delegate may amend the ESPP, subject to shareholder approval for any changes which would cause the ESPP to be treated as a new plan for purposes of Section 423 of the Code (such as increasing the number of shares that may be available under the ESPP), and can terminate the ESPP at any time at its discretion. If the ESPP is terminated, all funds held in participants' accounts will be transferred to a successor plan, if there is one, or will be refunded to the participants, and all certificates for the shares credited to each participant's investment account will be forwarded to the participant.

        Certain Federal Income Tax Effects of ESPP Participation.    The following discussion summarizes general principles of federal income tax law applicable to the ESPP and the shares of Common Stock acquired under the ESPP as of the date hereof.

        The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. As such, participants may receive favorable tax treatment for purchases of shares under the ESPP. A participant will not recognize income with respect to purchases of shares under the ESPP until he sells or otherwise disposes of the shares. If the participant sells or otherwise disposes of the shares more than two years from the first day of the offering period in which such shares were purchased and the amount realized exceeds the purchase price, the participant will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares as of the first day of the offering period over the purchase price and (ii) the amount realized over the purchase price. If the amount realized exceeds the fair market value of the shares on the first day of the offering period, such excess will be taxed as long-term capital gain. Under these circumstances, the employer will not receive a tax deduction for any compensation income recognized by the participant.

        If a participant sells or otherwise disposes of shares acquired under the ESPP prior to the end of the two year period described above, the participant will recognize as ordinary compensation income the excess of the fair market value of the shares as of the date of purchase over the purchase price, without regard to the amount realized upon such sale or disposition, and the Company will be entitled to a deduction for compensation expense equal to the ordinary income recognized by the participant. The amount of such compensation income will be added to the basis of the shares for purposes of determining the amount of gain or loss upon such disposition, and such gain or loss will be long or short-term capital gain depending upon how long such shares were held.

        The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4.

Proposal 5

RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors recommends to the shareholders the ratification of the selection of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 2002. Ernst & Young LLP has served as the independent auditors for the Company or its predecessor entities since 1980. Ernst & Young LLP follows a policy of rotating the partner in charge of the Company's audit every seven years. Other partners and non-partner personnel are rotated on a periodic basis.

        A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Summary of Auditor's Fees for 2001

        Audit Fees.    Ernst & Young LLP's fees for the Company's 2002 annual audit were $2.5 million.

        Financial Information Systems Design and Implementation Fees.    Ernst & Young did not render any professional services to the Company in 2001 with respect to financial information systems design and implementation.

        All Other Fees.    Ernst & Young LLP's fees for all other professional services rendered to us during 2001 were $4.3 million, including audit-related services of $2.9 million. Audit-related services generally include fees for service auditor reviews, subsidiary and employee benefit plan audits, business acquisitions, accounting consultations and SEC registration statements.

        In the event the shareholders fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may select a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 5.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

        The following tables sets forth, as of January 1, 2002, the beneficial ownership of Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement and all directors and executive officers as a group. Each person has sole voting and investment power of the shares, except as noted.

Title of Class	Name	Amount and Nature of Beneficial Ownership(1)
Company	Eula L. Adams	276,628	(2)
Common Stock	Alison Davis	0	(3)
	Henry C. Duques	3,074,363	(4)
	Charles T. Fote	1,465,623
	Courtney F. Jones	145,970
	Robert J. Levenson	608,750
	Kimberly S. Patmore	112,419
	James D. Robinson III	171,486	(5)
	Charles T. Russell	84,319
	Bernard L. Schwartz	149,409
	Joan E. Spero	51,717
	Arthur F. Weinbach	10,353
	Michael T. Whealy	234,949
	All directors and executive officers as a group (16 persons)	6,518,718	(6)

(1)
The number of shares reported includes shares covered by options that are exercisable within 60 days of January 1, 2002 as follows: Mr. Adams, 269,651; Mr. Duques, 3,066,742; Mr. Fote, 1,396,345; Mr. Jones, 143,970; Mr. Levenson, 597,000; Ms. Patmore, 104,500; Mr. Robinson, 145,235; Mr. Russell, 83,919; Mr. Schwartz, 133,818; Ms. Spero, 51,717; Mr. Weinbach, 10,353; Mr. Whealy, 234,006; all directors and executive officers as a group; 6,363,547.
(2)
Includes 640 shares held by Mr. Adams' wife.
(3)
Ms. Davis was elected to the Board of Directors on March 6, 2002 to fill a vacancy created by the resignation of a director.
(4)
Includes 4,268 shares held by Mr. Duques' wife.
(5)
Includes 5,000 shares held by Mr. Robinson's wife.
(6)
The percent of outstanding Common Stock beneficially owned by all directors and executive officers as a group is approximately 1.7%. The percentage beneficially owned by any director or nominee does not exceed 1%.

BOARD OF DIRECTORS

Name and Age	Principal Occupation, Business Experience and Directorships	Director Since
Alison Davis Age 40	Chief Financial Officer and Head of Strategy, Managing Director of Barclays Global Investors since June 2000. From 1993 to 2000, she served with A.T. Kearney, Inc., most recently leading the West Coast practice and between 1984 to 1993 she held several positions with McKinsey & Company. Ms. Davis is a director of the Philharmonia Baroque Orchestra and the San Francisco Committee on Jobs.	2002
Henry C. Duques Age 58
	Chairman of the Company since April 1989, Chief Executive Officer of the Company from April 1989 to January 2002 and Chairman of the Board of eONE Global, LLC, a majority-owned subsidiary of the Company, since November 2000. Mr. Duques will continue to perform certain functions as a non-executive employee of the Company until April 2003. He joined American Express in September 1987 as President and Chief Executive Officer of the Data Based Services Group of American Express Travel Related Services Company, Inc. ("TRS"), the predecessor of the Company, and served in that capacity until April 1989. Mr. Duques was Group President Financial Services and a member of the Board of Directors of Automatic Data Processing, Inc. from 1984 to 1987. He is a director of Unisys Corporation, CheckFree Corporation, and SunGard Data Systems, Inc., as well as a member of the Board of Trustees of The George Washington University.	1989
Charles T. Fote Age 53
	President and Chief Executive Officer of the Company since January 2002. Mr. Fote served as President and Chief Operating Officer of the Company from September 1998 to January 2002. He served as Executive Vice President of the Company from its initial public offering in April 1992 until September 1998. He was a Director of the Company from the time of its formation in April 1989 as a subsidiary of American Express Company until its initial public offering. Mr. Fote also served as President of Integrated Payment Systems ("IPS") from December 1989 through December 1991. From 1985 until 1989, he was Executive Vice President of the Payment Products division of TRS, the predecessor of IPS.	2000

Courtney F. Jones Age 62
	Managing Director in charge of the New World Banking Group of Bankers Trust from December 1997 to July 1999. He was a Managing Director in Merrill Lynch's Investment Banking Division from July 1989 to December 1990. Prior thereto, he served as Chief Financial Officer, Executive Vice President and a member of the Board of Directors for Merrill Lynch & Co. Inc. From February 1982 to September 1985, Mr. Jones served as Treasurer and Secretary of the Finance Committee of the Board of Directors of General Motors Corporation. He also was formerly a Director of General Motors Acceptance Corporation and General Motors Insurance Company.	1992
Robert J. Levenson Age 60
	Managing Member of the Lenox Capital Group L.L.C. Mr. Levenson was an Executive Vice President of the Company from 1993 to 2000 and he continues to perform certain functions for the Company under the Agreement dated June 6, 2000. He was Senior Executive Vice President, Chief Operating Officer, and Member of the Office of the President and Director of Medco Containment Services, Inc., a provider of managed care prescription benefits, from October 1990 to December 1992. From 1985 until October 1990, he was a Group President and Director of Automatic Data Processing, Inc. Mr. Levenson is a Director of Emisphere Technologies, Inc., Superior Telecom, Inc., Vestcom International, Inc., and several privately owned companies. Mr. Levenson is a trustee of the Washington Institute, the Jewish Community Federation, and the Jewish Community Foundation of Metrowest New Jersey.	1992
James D. Robinson III Age 66
	Director of eONE Global, LLC, a majority-owned subsidiary of the Company, since November 2000. He is a General Partner and co-founder of RRE Ventures, a private information technology venture investment firm. He is also Chairman of Violy, Byorum & Partners Holdings, LLC, a private investment firm specializing in financial advisory and investment banking activities in Latin America. Mr. Robinson previously served as Chairman and Chief Executive Officer and as a Director of American Express from 1977 until February 1993. He is a Director of Bristol-Myers Squibb Company, The Coca-Cola Company, Novell, Inc., Screaming Media, Sunbeam Corporation and several privately owned companies. Mr. Robinson is a member of the Business Council and the Council on Foreign Relations. He is Honorary Co-Chairman of Memorial Sloan-Kettering Cancer Center, an honorary Trustee of the Brookings Institution and Chairman Emeritus of the World Travel and Tourism Council Institution.	1992

Charles T. Russell Age 72	Director of eONE Global, LLC, a majority-owned subsidiary of the Company, since November 2000. He served as President and Chief Executive Officer of VISA International from 1984 to January 1994. Mr. Russell joined VISA in 1971. He serves on the Board of Visitors at the University of Pittsburgh's Joseph M. Katz School of Business.	1994
Bernard L. Schwartz Age 76
	Chairman of the Board of Directors and Chief Executive Officer of Loral Space & Communications Ltd., a high-technology company concentrating on satellite manufacturing and satellite-based services. He served as Chairman of the Board of Directors and Chief Executive Officer of Loral Corporation, a leading defense electronics business, from 1972 to 1996. Mr. Schwartz also serves as Chairman and Chief Executive Officer of K&F Industries, Inc. a worldwide supplier of aircraft braking systems. In addition, Mr. Schwartz is a member of the Advisory Council at the Paul H. Nitze School of Advanced International Studies at Johns Hopkins University where he established a chair in political economy, a director of Reliance Group Holdings, Inc., a trustee of Mount Sinai-New York University Medical Center, a trustee of Thirteen/WNET and vice chairman of the New York Film Society.	1992
Joan E. Spero Age 57
	President of the Doris Duke Charitable Foundation since January 1997. Ms. Spero was Undersecretary of State for Economic, Business and Agricultural Affairs from 1993 to 1997. From 1981 to 1993, Ms. Spero held several offices with American Express Company, the last being Executive Vice President, Corporate Affairs and Communications. Prior to that Ms. Spero was Ambassador to the United Nations for Economic and Social Affairs from 1980 to 1981 and she was an Assistant Professor at Columbia University from 1973 to 1979. She is a member of the Board of Trustees of the Brookings Institution, the Wisconsin Alumni Research Foundation, the Council on Foreign Relations and Columbia University. Ms. Spero was a member of the Board of Directors of Hercules Incorporated from 1985 to 1993 and acted as Chair of the Audit and Compensation Committees for periods of that time.	1998
Arthur F. Weinbach Age 58	Chairman and Chief Executive Officer of Automatic Data Processing Inc. ("ADP") since 1998. Mr. Weinbach joined ADP in 1980 and has served as an ADP Director since 1989. He is also a Director of Schering-Plough Corp. as well as serving on the boards of Boys Hope, New Jersey Seeds and the United Way of Tri-State.	2000

GOVERNANCE OF THE COMPANY

        In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than fifteen Directors. Directors are divided into three classes and Directors in each class are elected for a three-year term. During 2001, the Board of Directors met six times (not including Committee meetings). Each of the Directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served during 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

        The members of the Audit Committee are Courtney F. Jones (Chairperson), Joan E. Spero and Arthur F. Weinbach. The Audit Committee consists solely of directors who, in the opinion of the Board of Directors, are free from any relationship with the Company that would interfere with the exercise of their independence from the Company and management. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The Audit Committee represents the Board of Directors in discharging its responsibility relating to the financial controls, accounting, compliance with law, audit and reporting activities of the Corporation and its subsidiaries as well as reviewing contingency plans for business continuity undertakings. The Audit Committee also (i) reviews and reassesses the adequacy of the Audit Committee charter that has been adopted by the Board of Directors on an annual basis and recommends any proposed changes to the Board of Directors for approval, (ii) reviews and discusses the audited financial statements with management, (iii) discusses with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, (iv) reviews with the independent auditors the nature and scope of any relationships between the auditors and the Company as well as the professional services provided by the independent auditors and takes appropriate action to ensure the continuing independence of the auditors, (v) recommends to the Corporation's Board of Directors whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, (vi) reviews and approves the report of the Audit Committee in the Corporation's Annual Report on Form 10-K and the proxy statement for its annual meeting of shareholders, (vii) approves any special assignments given to independent auditors and fees relating thereto, (viii) reviews and discusses with the outside auditors their audit procedures, the planned scope of the annual audit, the fees relating thereto, the independent auditors' report of audit, the accompanying management letter, if any, and management's responses, (ix) reviews the planned scope and results of the Corporation's internal audit examinations and assessments, (x) consults with management, the internal auditors and the independent auditors regarding the adequacy of the Corporation's internal accounting controls, the effectiveness and efficiency of the Corporation's internal audit staff, and legal compliance matters, (xi) reviews and investigates possible violations of law and of the Corporation's Code of Conduct, retains outside counsel and other experts to assist in such investigations and directs that appropriate remedial steps are taken if such violations are detected, (xii) reviews related-party transactions for financial disclosure purposes, (xiii) reviews and discusses with management and the outside auditors the accounting policies which may be viewed as critical, and reviews and discusses any significant changes in accounting policies made or contemplated by the Corporation, (xiv) reviews with management and the independent auditor any material financial arrangements of the Corporation which do not appear on the financial statements of the Corporation and the effect of regulatory and accounting initiatives, and (xv) reviews interim financial information with management and the independent auditors. During 2001, the Audit Committee met five times.

        The members of the Compensation and Benefits Committee (the "Compensation Committee") are Charles T. Russell (Chairperson), Alison Davis, and Bernard L. Schwartz. Ms. Davis was appointed as a new member of the Compensation Committee on March 6, 2002 to replace Joan E. Spero who had been serving on both the Compensation and Audit Committees. The Compensation Committee consists solely of directors who are not current or former employees of the Company or any subsidiary. The Compensation Committee is responsible for (i) the administration of all salary and incentive compensation plans for the officers and key employees of the Company and its subsidiaries, (ii) the administration of all fringe benefit plans of the Company and its subsidiaries, (iii) reviewing management organization, development and succession planning, (iii) reviewing senior management compensation, and (iv) granting and otherwise administering specific awards under the Corporation's 1992 Long-Term Incentive Plan and comparable plans. The Compensation Committee may exercise all of the powers and authority of the Board with respect to the Company's employee pension benefit plans and employee welfare benefit plans. The Compensation Committee regularly consults with independent compensation advisors in performing its duties. The Compensation Committee also has responsibility for screening and nominating new Director candidates. In exercising its Director nomination responsibilities, the Committee shall consider women and minority candidates consistent with the Company's nondiscrimination policies. In addition, the Committee will consider persons recommended by shareholders. Shareholder recommendations may be submitted to the Secretary of the Company at 10825 Old Mill Road, Suite M-10, Omaha, Nebraska 68154, and they will be forwarded to the Compensation Committee members for their consideration. During 2001, the Compensation Committee met five times.

        On March 7, 2001, the Board of Directors established the Oversight Committee which consists of one or more directors who, in the judgment of the Board of Directors, have no relationship to the Company or other parties related to the Company that may interfere with their independence from management, the Corporation and any related parties. The Committee's current membership consists of Courtney F. Jones (Chairperson), who also serves as Chairperson of the Audit Committee. The Oversight Committee is responsible for (i) reviewing intercompany transactions and relationships that involve potential conflicts of interest with related parties, (ii) establishing policies and procedures regarding relationships with related parties, (iii) reviewing compliance with such policies and procedures, and (iv) approving in advance transactions or relationships involving a conflict of interest between the Company and related parties in cases in which management or the Committee deems approval is required to protect the interests of shareholders of the Company. During 2001, the Oversight Committee met five times.

        The members of the Executive Committee are James D. Robinson III (Chairperson), Henry C. Duques, and Courtney F. Jones. The Executive Committee meets in place of the full Board of Directors in intervals between meetings of the Board. The Committee may act on behalf of the Board of Directors on all matters permitted by the General Corporation Law of the State of Delaware. The Executive Committee met three times in 2001.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is included as Exhibit C to this proxy statement.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company and its subsidiaries to be set forth in the Company's 2001 Annual Report to Shareholders and the Company's Annual Report on Form 10-K for the year ended December 31, 2001 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, independent auditors for the Company, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. Statement on Auditing Standards No. 61 includes, among other items, matters relating to the conduct of an audit of the Company's financial statements under generally accepted auditing standards.

        The Audit Committee has received the written communication from Ernst & Young LLP required by Independence Standards Board Standard No. 1, has considered the compatibility of nonaudit services with the auditors' independence, and has discussed with Ernst & Young LLP their independence from the Company.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Courtney F. Jones (Chairperson)
Joan E. Spero
Arthur F. Weinbach

REPORT OF THE OVERSIGHT COMMITTEE

        The Oversight Committee assists the Board of Directors of the Company in overseeing transactions between the Company and related parties to protect the interests of the Company's shareholders. In reviewing transactions and creating policies and procedures, the Oversight Committee considers a number of factors, including the interests of the Company's shareholders, the significant investment that the Company and the shareholders have made in related parties, the importance of the business objectives of the related parties to the Company and the present and future value of the related parties to the Company's shareholders.

        During 2001, the Oversight Committee reviewed four transactions and determined that the transactions had been negotiated in an arm's-length manner on commercially reasonable terms that were fair to the Company. The Oversight Committee also established a number of policies and procedures during the year regarding the oversight process.

OVERSIGHT COMMITTEE
Courtney F. Jones (Chairperson)

COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company or its affiliates were paid an annual retainer of $50,000. In addition, a non-employee chairman of a standing committee receives an annual retainer of $8,000. Non-employee directors have the option of electing to receive all or a portion of the annual retainer fees in the form of stock option grants pursuant to the First Data Corporation 1993 Director's Stock Option Plan. Non-employee directors also receive annual grants of non-qualified options pursuant to the same plan. Each non-employee director receives options for 10,000 shares of Common Stock upon commencing services as a director and options for 4,000 shares of Common Stock on the date of each annual shareholders' meeting thereafter, except that on the fourth annual shareholders' meeting after the initial grant and every third annual shareholders' meeting thereafter, instead of options for 4,000 shares, each non-employee director receives options for 14,000 shares. Each non-employee director who serves at the request of the Company on the governing board of an entity in which the Company has a significant ownership or business interest also receives options for 2,000 shares of Common Stock upon initial appointment to that board and options for 2,000 shares of Common Stock each year thereafter as long as he or she remained a non-employee director and continued to serve on such board at the request of the Company. If Proposal 2 (authorizing the Company to issue additional shares and upon approval would result in a stock split) is approved by shareholders, the numbers of options referred to above would be doubled under the terms of the Directors Stock Option Plan. Directors are reimbursed for their actual expenses incurred in attending Board, committee and shareholder meetings, including those for travel, food and lodging.

EXECUTIVE COMPENSATION REPORT BY THE COMPENSATION
AND BENEFITS COMMITTEE

        The Compensation and Benefits Committee (the "Committee") consists of three independent, non-employee directors. The Committee establishes executive compensation policies and employee benefits plans. It also sets the bonus awards for senior management, including the Named Executives.

        Compensation Philosophy.    First Data operates in a competitive and rapidly changing industry. The Company believes that its executive compensation programs should be designed to attract, retain and motivate executives who possess the high-quality skills and talents necessary to grow and transform the business. These programs are also designed to reflect the Company's belief that the interests of its Chief Executive Officer (CEO) and senior management should be aligned with those of the shareholders.

        In furtherance of its objectives, the Committee has structured the CEO and senior management's total compensation as a combination of base salary, annual incentive compensation, stock options and a long-term incentive award. For these executives, the Committee has determined that a significant portion of total compensation should be comprised of "at-risk," performance-based components. The at-risk components are structured to reward results that benefit shareholders and are not earned unless specific, pre-established goals are met.

        The Committee seeks to set executive compensation at appropriate and competitive levels. In this regard, the Committee relies on market data provided by surveys conducted by external compensation consultants. The Committee's philosophy is that base salary and annual incentive compensation should be competitive with the market, and, based upon the Company's financial performance both as a whole and relative to specific targets, that long-term incentive compensation should directly align with the value created for shareholders.

        Base Salary.    It is the Committee's policy, in setting total compensation, that while base salary should remain competitive, annual and long-term incentive compensation should be emphasized. Accordingly, the CEO's salary is targeted between the 50th and 75th percentile of market. The salaries of the other Named Executives are targeted to reflect salaries at approximately the 75th percentile of market. The Committee targets the total compensation to be paid when pre-established performance goals are achieved to be at or above the 75th percentile of market.

        Annual Incentive Compensation.    The Committee implemented a separate annual incentive plan for the CEO and Chief Operating Officer in 1999, after obtaining shareholder approval to maintain the tax deductibility of the incentive plan payments. The Senior Executive Incentive Plan provides an annual incentive opportunity based on the performance of Company earnings before interest expense and taxes (EBIT). For 2002, the Committee has determined to include additional objectives for performance of Company earnings per share (EPS), which may reduce the amount otherwise payable under the Plan. The 2002 Plan is designed to focus attention and efforts on both of these important financial measurements.

        For executive management, except Mr. Fote, the Company adopted an annual management incentive program with bonus targets payable if specific goals are achieved. The annual incentive opportunity is based on the overall performance of the Company and on the performance of a business unit. The purpose of this incentive is to tie a significant portion of annual pay directly to key financial results and other important objectives.

        Stock Options.    The Committee has established an annual option grant program under which the number of option grants made each February to the Named Executives and other senior management is performance driven. In 2001, the CEO was eligible for up to 100,000 options and each of the other Named Executives was eligible for a maximum grant of 60,000 options. In addition, in connection with Mr. Fote's promotion to CEO of the Company, he was granted a special stock option grant of 500,000 stock options, to vest incrementally over four years.

        Long-Term Incentive Compensation.    Because the Committee considers a long-term orientation essential for the CEO and members of executive management, a major part of their incentive compensation is based on the Company's Shareholder Value Plan. Under the plan, performance units are awarded each year at the beginning of a two-year performance period. The value of the performance unit awards is determined at the end of this period by measuring the Company's total shareholder return compared to the total shareholder return of the companies in the S&P 500 Index over the same period (subject to the Committee's discretion to adjust downward). The awards reach their maximum value if the percentage increase in the price of the Company's common stock, plus dividends, exceeds that of 75% of the companies in the S&P 500 Index. This award amount is banked for an additional two-year period and increases annually by an amount equal to 50% of the Company's return on equity percentage or, if the return on equity is negative, decreases by an amount equal to 100% of the Company's return on equity percentage.

        The increase in the Company's common stock during the performance period beginning January 1, 1999 and ending December 31, 2001 was at the 90th percentile of the companies in the S&P 500 Index, resulting in the maximum unit value of $3,600,000 being awarded to Mr. Duques, $2,000,000 to Mr. Fote, and $750,000 for other Named Executives.

        Performance Reviews.    Although the CEO's annual and long-term incentive award is formula driven (subject to the Committee's discretion to make a downward adjustment), the Committee developed a formalized process for providing performance review and feedback to Mr. Duques, a process which it will continue with Mr. Fote. For 2002, the outside Board members and Mr. Fote mutually developed goals for him in several major areas. Similarly, in February 2002, Mr. Fote reviewed his assessment of each of the other Named Executives with the outside Board members and received their input. Mr. Fote then met with each of the Named Executives to discuss performance and set performance goals for 2002.

        Policy on Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code limits the Company's tax deduction to $1 million for compensation paid to any of the Named Executives unless certain requirements are met. The Company's 1992 Long-Term Incentive Plan, Shareholder Value Plan, and the Company's Senior Executive Annual Incentive Plan are designed to meet those requirements. The Committee generally administers these programs to obtain full deductibility of executive compensation under Section 162(m) unless it determines that to do so would not be in the best interest of the Company and its shareholders.

COMPENSATION AND BENEFITS COMMITTEE
Charles T. Russell (Chairperson)
Bernard L. Schwartz
Joan E. Spero

SUMMARY COMPENSATION TABLE

        The following table shows the cash and other compensation paid or earned and certain long-term awards made to the Named Executives for all services to the Company in all capacities for 2001, 2000, and 1999.

		Annual Compensation				Long-Term Compensation
Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)		All Other Compensation ($)(1)
Henry C. Duques Chairman of the Board and Chief Executive Officer	2001 2000 1999	995,577 950,000 812,308	1,080,000 836,000 762,000	303 1,895 0		225,000 403,042 600,557	(2) (3)	158,412 134,818 109,406
Charles T. Fote President and Chief Operating Officer	2001 2000 1999	702,693 700,000 700,000	720,000 750,000 610,000	0 0 0		575,000 300,117 271,783	(2) (3)	109,588 96,612 84,600
Eula L. Adams Senior Executive Vice President	2001 2000 1999	472,693 402,500 337,885	453,600 300,000 289,000	0 0 0		50,000 254,875 66,783	(2) (3)	71,946 55,747 42,493
Michael T. Whealy Executive Vice President, Chief Administrative Officer, Secretary, and General Counsel	2001 2000 1999	443,462 400,000 335,962	420,000 350,000 273,000	126,346 0 0	(4)	50,000 179,875 66,783	(2) (3)	78,338 54,706 37,996
Kimberly S. Patmore Executive Vice President and Chief Financial Officer	2001 2000 1999	418,365 357,692 225,000	420,000 350,000 236,800	0 0 0		50,000 155,546 30,000	(2)	67,871 48,025 27,650

(1)
Amounts shown for Messrs. Fote, Adams, Whealy, and Ms. Patmore include Company contributions to defined contribution plans and the dollar value of above market interest accrued on the Supplemental Savings Plan. For 2001, these amounts were, respectively, as follows: Mr. Fote: $93,980/$15,608; Mr. Adams: $64,633/$7,313; Mr. Whealy: $68,842/$9,496; and Ms. Patmore; $60,701/$7,170. The amount shown for Mr. Duques consists of Company contributions to defined contribution plans ($93,980), the dollar value of split dollar life insurance ($18,872), the dollar value of above market interest for amounts not paid or payable during the year in the Salary Deferral Plan ($24,436), and the dollar value of above-market interest accrued on the Supplemental Savings Plan ($21,124).
(2)
Includes options to purchase shares of the common stock of the Company and options to purchase Limited Partnership Interests (shares) of eONE Global, LP (a subsidiary) under the eONE Global, LP Long-Term Incentive Plan, respectively, as follows: Mr. Duques: 100,000/303,042, Mr. Fote: 75,000/225,117, Mr. Adams: 125,000/129,875, Mr. Whealy: 50,000/129,875 and Ms. Patmore: 30,000/125,546. All of these eONE Global options were voluntarily surrendered in 2002 for no consideration.
(3)
Includes options granted in lieu of a portion of the Shareholder Value Plan "banked" award for the 1998-1999 performance period.
(4)
Includes relocation, moving expenses and associated reimbursement amounts.

OPTION GRANTS IN 2001

        The following table contains information concerning options to purchase common stock of the Company under the First Data Corporation 1992 Long-Term Incentive Plan that were granted to each of the Named Executives during 2001.

	Individual Grants
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2000(1)	Exercise or Base Price ($/share)	Expiration Date	Grant Date Present Value ($)(2)
Henry C. Duques	125,000 100,000	(3) (4)	1.3178 1.0542	59.4550 76.3750	02/07/11 12/12/11	2,949,713 3,031,330
Charles T. Fote	75,000 500,000	(3) (3)	0.7907 5.2711	59.4550 76.3750	02/07/11 12/12/11	1,769,828 15,156,650
Eula L. Adams	50,000	(3)	0.5271	59.4550	02/07/11	1,179,885
Michael T. Whealy	50,000	(3)	0.5271	59.4550	02/07/11	1,179,885
Kimberly S. Patmore	50,000	(3)	0.5271	59.4550	02/07/11	1,179,885

(1)
Based on options to purchase an aggregate of 9,485,711 shares granted to employees under the First Data Corporation 1992 Long-Term Incentive Plan during 2001.
(2)
These values were calculated using the Black-Scholes single option-pricing model, a formula widely used and accepted for valuing traded stock options. The model is based on immediate exercisability and transferability, which are not features of the options shown in the table. Any ultimate value will depend on the market value of the Company's stock at a future date. The following assumptions were used to calculate the values for grants under the First Data Corporation 1992 Long-Term Incentive Plan: estimated future dividend yield of .12%; expected price volatility of 37.17%; risk-free rate of return of 4.394%; and option holding period of 5 years.
(3)
Options were granted under the First Data Corporation 1992 Long-Term Incentive Plan and carry an exercise price of 100% of the fair-market value of the underlying common stock on the date of grant and become exercisable in increments of one-fourth each year beginning on the first anniversary of the date of the grant.
(4)
Options were granted under the First Data Corporation 1992 Long-Term Incentive Plan and carry an exercise price of 100% of the fair-market value of the underlying common stock on the date of grant and become 100% exercisable on the first anniversary of the date of the grant.

AGGREGATED OPTION EXERCISES IN 2001 AND
YEAR-END 2001 OPTION VALUES

        The following table sets forth information for the Named Executives regarding the exercise of stock options during 2001 and unexercised stock options held as of the end of 2001:

				Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
Name		Shares Acquired on Exercise(#)	Value Realized($)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Henry C. Duques	(2) (3)	394,012 0	18,955,405 0	2,960,242 75,761	855,382 227,281	147,994,796 0	27,730,794 0
Charles T. Fote	(2) (3)	66,148 0	3,328,058 0	1,342,595 56,280	882,197 168,837	65,075,317 0	15,396,299 0
Eula L. Adams	(2) (3)	15,709 0	785,670 0	234,651 32,469	213,677 97,406	11,180,292 0	6,537,880 0
Michael T. Whealy	(2) (3)	38,952 0	1,495,144 0	200,256 32,469	128,927 97,406	7,354,939 0	3,736,495 0
Kimberly S. Patmore	(2) (3)	8,764 0	415,602 0	89,500 31,387	97,500 94,159	4,231,054 0	2,843,469 0

(1)
The amounts shown for options granted under the First Data Corporation 1992 Long-Term Incentive Plan reflect the $79.20 fair market value of the Company's stock on December 31, 2001 less the option exercise price, but they do not reflect the impact of taxes.
(2)
Options granted under the First Data Corporation 1992 Long-Term Incentive Plan.
(3)
Limited Partnership Interests granted under the eONE Global, LP Long-Term Incentive Plan. The amounts shown for exercisable represent the vested equity interest in eONE Global, LP. The amounts shown for Limited Partnership Interests granted under the eONE Global, LP Long-Term Incentive Plan reflect the $4.00 per share value of such Interests as of December 31, 2000 and December 31, 2001. All of these eONE Global options were voluntarily surrendered in 2002 for no consideration.

LONG-TERM INCENTIVE PLANS — GRANTS IN 2001

        The following table sets forth information regarding grants made in 2001 under the Shareholder Value Plan to the Named Executives for the four-year period beginning January 1, 2001:

			Estimated Future Payouts under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights(#)(1)	Performances or Other Period Until Maturation or Payout
Name			Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Henry C. Duques	0	4 years	660,000	N/A	3,600,000
Charles T. Fote	0	4 years	500,000	N/A	2,000,000
Eula L. Adams	0	4 years	275,000	N/A	900,000
Michael T. Whealy	0	4 years	250,000	N/A	750,000
Kimberly S. Patmore	0	4 years	250,000	N/A	750,000

(1)
The Company's long-term incentives under the Shareholder Value Plan are not based on shares, units or rights. Under the terms of the plan, at the end of a two-year performance period, a unit value, i.e., the award, is established for each executive based on the performance of the Company's Common Stock as compared to the performance of companies in the S&P 500 Index, subject to the Committee's discretion to reduce the award produced by the formula based on factors it determines in its discretion. Those unit values or awards are banked for an additional two-year period, until payout of the award, during which time the amount will be increased by a percentage equal to 50% of the shareholders' return on equity each year, or, if return on equity is negative, decreased by a percentage equal to 100% of the shareholders' return on equity each year. For the two-year performance period ended December 31, 2001, the formula produced a unit value of $750,000 for Messrs. Adams and Whealy and Ms. Patmore, a unit value of $2,000,000 for Mr. Fote and a unit value of $3,600,000 for Mr. Duques.
(2)
Two thresholds must be met before any unit value is established for any of the Named Executives. First, the rate of total shareholders' return must exceed the average two-year treasury note rate of return for the 60-day period prior to the performance period. Second, no unit value is established if the percentage increase in the Common Stock price, plus dividends, does not exceed the percentage increase of at least 50% of the companies in the S&P 500 Index. Amounts shown are the unit values which would be established under the plan formula applicable to each executive if the thresholds are met, but not exceeded. As noted in footnote (1), these amounts will increase or decrease during the two-year banking period after they are set based on the Company's return on equity.
(3)
No performance level or pay level has been identified as a target.
(4)
Amounts shown are the maximum unit values which may be established at the end of the performance period. The ultimate payout is determined by the Company's return on equity over the two-year banking period after the unit value is established, and may be greater or less than the amount shown. No limit has been placed on the potential increase or decrease.

RETIREMENT PLANS

        The Company's defined benefit retirement plans were frozen in 1997. Each of the Named Executives has a frozen benefit which would provide for an annual payment at age 65 of approximately: $37,700 for Mr. Duques; $97,246 for Mr. Fote; $6,948 for Mr. Adams; $5,618 for Mr. Whealy and $2,168 for Ms. Patmore. All of the Company's executives participate in the Company's defined contribution plans. The Company's contributions to its defined contribution plans on behalf of the Named Executives are shown in the "All Other Compensation" column of the Summary Compensation Table.

CHIEF EXECUTIVE OFFICER SUCCESSION ARRANGEMENT WITH MR. DUQUES

        In connection with the Chief Executive Officer succession, Mr. Duques will perform certain duties as a non-executive employee of the Company until April 2003. During that time Mr. Duques will (1) continue to be eligible to participate in our compensation and benefit programs, including salary which will continue at a rate of $1,000,000 per year, (2) continue to be eligible for an annual incentive award of $900,000 for 2002, (3) be reimbursed for expenses he incurs when he is on Company business at our request, and (4) be provided access to Company services such as use of our aircraft when he is on Company business at our request. As an employee, the Company granted Mr. Duques a non-qualified option for 100,000 shares in December 2001, which will vest in one year. Mr. Duques will forfeit any options that he holds that have not vested by the date he leaves his employment with the Company in April 2003. Any options that have vested must be exercised within three years of that date as provided by the Company's 1992 Long-Term Incentive Plan.

        In accordance with the terms of the Company's Shareholder Value Plan, an award of $3,600,000 was banked for Mr. Duques on January 1, 2002 for the two-year period beginning January 1, 2000. Mr. Duques will also be eligible for an award up to a maximum of $3,600,000 to be banked on January 1, 2003 for the two-year period beginning January 1, 2001. All payouts under the Shareholder Value Plan and deferred compensation programs in which he participated will be made in accordance with the terms of the plans and the elections made by Mr. Duques prior to participating in the programs.

        The Company will provide Mr. Duques with an office and administrative assistance for one year and financial consulting services for three years after he leaves employment with the Company. The Company also will transfer to Mr. Duques his executive life insurance policy with a reduced death benefit so that the policy may be maintained to age 95 without additional premiums. He may retain the life insurance coverage or cash out any value in the policy. The Company also gave Mr. Duques an automobile at a total cost of $61,742 in recognition of his twelve years of outstanding leadership of the Company.

PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in cumulative total shareholder return on Common Stock of the Company since December 31, 1996 with the cumulative total return over the same period of (i) the S&P 500 Index, and (ii) a peer group selected by the Company. The peer group is composed of ten computer services companies with market capitalizations over one billion dollars. Additionally, during 2001, two of the companies in the peer group, Equifax Inc. and Ceridian Corp., were involved in transactions that resulted in both companies being split into two public companies. Both the original companies as well as the two new companies that resulted from the split are included in the peer group to show an accurate return on the ownership of stock in the two companies since the beginning of 2001. The following companies compromise the peer group: Arbitron Inc., Automatic Data Processing Inc., Ceridian Corp., Certegy Inc., Computer Sciences Corp., DST Systems Inc., Electronic Data Systems Corp., Equifax Inc., Fiserv Inc., Paychex Inc., Sunguard Data Systems Inc., and Total System Services Inc. (the "Peer Group").

        Pursuant to rules of the Securities and Exchange Commission ("SEC"), the comparison assumes $100 was invested on January 1, 1997 in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends, if any. Also pursuant to SEC rules, the returns of each of the companies in the peer group are weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated. Historic stock price is not indicative of future stock price performance.

	FIRST DATA	PEER GROUP	S&P 500
12/31/1996	100	100	100
12/31/1997	80.32	129.13	133.36
12/31/1998	87.76	174.64	171.47
12/31/1999	136.01	195.04	207.56
12/31/2000	145.57	255.29	188.66
12/31/2001	217.03	244.75	166.24

CERTAIN TRANSACTIONS AND OTHER MATTERS

        In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors or officers of the Company or a subsidiary. Transactions with such corporations and financial institutions are conducted on an arm's-length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved.

        RRE Ventures.    In the fourth quarter of 1996, the Company made a commitment to invest up to $3 million as a limited partner in RRE Investors, L.P. As of December 31, 2000, the commitment had been fully funded, however, capital that has been called and distributed within an eighteen-month period is subject to recall. The Company is required to pay RRE Advisors, LLC an annual management fee of 2% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. The Company contributed this investment to eONE Global, LP, a majority owned subsidiary, in November 2000. During 2001, eONE Global incurred $60,000 in management fees and $10,295 of other expenses.

        In the second quarter of 1999, the Company made a commitment to invest up to $5 million as a limited partner in RRE Ventures II, L.P. The Company contributed this investment to eONE Global, LP, a majority owned subsidiary, in November 2000. As of December 31, 2001, $4,225,000 of the commitment had been funded. eONE Global is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. During 2001, eONE Global incurred $125,000 in management fees and $12,661 in other expenses.

        In the second quarter of 2001, eONE Global, LP, a majority owned subsidiary of the Company, made a commitment to invest up to $1 million as a limited partner in RRE Ventures III, L.P. As of December 31, 2001, the Company had funded $45,455 of the commitment. The Company is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. During 2001, the Company incurred $12,500 in management fees and $10,792 in other expenses.

        In 2001, the Company acquired all of the outstanding equity interests in Achex, Inc. RRE Ventures Fund II, L.P. and RRE Ventures II, L.P. held approximately 22% of the outstanding shares of preferred stock in Achex, Inc. at the time of the acquisition and received payment for its shares at the same per share rate paid to the other preferred shareholders. The total purchase price for the preferred shares held by RRE Ventures Fund II, L.P. and RRE Ventures II, L.P. were $838,055.15 and $4,790,704.66, respectively. A portion of the purchase price for the transaction, including a portion of the purchase price for the shares held by these two partnerships, is held in escrow by a third party and will be released upon the occurrence of certain events.

        In November 2001, the Company, RRE Ventures II, L.P. and other third-party investors purchased Series C Preferred Shares issued by e-Duction Inc. e-Duction received $12.3 million from the issuance of approximately 12 million Series C Preferred Shares of which the Company purchased approximately 7.3 million shares for $7.5 million. In connection with that financing, certain existing security holders, including RRE Ventures II, L.P., received warrants to purchase e-Duction common stock for one cent per share. The warrant issued by e-Duction Inc. to RRE Ventures II, L.P. provides for the purchase of approximately 812,499 shares of e-Duction common stock.

        Mr. Robinson, a director of the Company, and members of his family control and have equity interests in RRE Ventures, L.P.; RRE Ventures Fund II, L.P.; RRE Ventures II, L.P.; RRE Ventures III, L.P.; and RRE Advisors, LLC. Prior to authorizing the investments as described above, Mr. Robinson's interests in the transactions were disclosed to the Board or the Executive Committee of the Board and the Board or Executive Committee unanimously approved the transactions.

        Company Loans.    On November 10, 2000, the Company loaned Mr. Fote, an executive officer and director of the Company, $1,995,724.98 for six months at 6.10% interest to allow Mr. Fote to exercise options to purchase and hold Common Stock of the Company which were expiring. The loan was approved by the Executive Committee of the Board of Directors. On May 10, 2001, with the approval of the Compensation and Benefits Committee of the Board of Directors, the loan was extended for an additional six months at 6.01% interest. On November 8, 2001, Mr. Fote repaid the loan in full including $122,662.79 of interest.

        Executive Search Agreement.    The spouse of Kimberly Patmore, the Chief Financial Officer and Executive Vice President of the Company, is employed by and owns approximately 50% of the outstanding equity interests in an executive search firm. In 2001, the Company paid $70,203 to that firm for executive search services.

        Employment Agreement.    In 2001, Robert Levenson, a director and employee of the Company, received $268,383 for services he performed for the Company pursuant to the Agreement and Release between Mr. Levenson and the Company dated June 6, 2000. A copy of the Agreement and Release previously was filed as Exhibit 10.2 to the Company's Quarter Report on Form 10-Q for the quarterly period ended June 30, 2000. Mr. Levenson also received a payout of $467,989 under the Company's Shareholder Value Plan for an award that was banked under the Plan at the end of the two-year performance period ended December 31, 1999. The Company's Shareholder Value Plan previously was approved by shareholders.

        eONE Global.    The eONE Global business was formed in November 2000 by the Company and iFormation Group. iFormation Group is a partnership of The Boston Consulting Group, General Atlantic Partners, LLC and the Goldman Sachs Group. At the time eONE Global was formed, the Company contributed assets valued at approximately $360 million, iFormation Group contributed $120 million, and the Company and iFormation also committed approximately $100 million in cash, proportionate to their ownership levels, for future business development. The Company owns the majority of the outstanding equity in eONE Global. Henry C. Duques, James D. Robinson III, and Charles T. Russell, directors of the Company, are members of the Board of Directors of eONE Global. Garen K. Staglin, a director of the Company until his resignation on March 6, 2002, also is a director and Chief Executive Officer of eONE Global and the owner of 4,221,657 Class B Common Limited Partnership Interests in eONE Global. The Company and its subsidiaries are involved from time to time in transactions with eONE Global and its subsidiaries. The Oversight Committee of the Board of Directors reviews these transactions to confirm that procedures established by the Oversight Committee were followed which procedures are intended to ensure that the transactions are commercially reasonable and fair to the Company.

        In connection with the formation of eONE Global, the boards of directors of both the Company and eONE Global approved members of the Company's Executive Committee receiving options to purchase equity interests in eONE Global. Recognizing the potential for conflicts of interest, in March 2001 the Board of Directors of the Company established the Oversight Committee to, among other things, review transactions between eONE Global and the Company. In early 2002, First Data's executive officers who had received eONE Global options surrendered those options for no consideration in order to remove any appearance of conflict. At present, the Oversight Committee intends to continue to review certain transactions between the Company and eONE Global.

        Garen K. Staglin.    As discussed above, Garen K. Staglin was a director of the Company until his resignation on March 6, 2002. He has agreed to serve as an emerging payments advisor to the Chairman and the Chief Executive Officer of the Company, without additional compensation. Mr. Staglin also is a director and Chief Executive Officer of eONE Global. Since January 1, 2001, Mr. Staglin has been paid a salary for his services to eONE Global at a rate of $350,000 per year, a bonus and other fees for services of $1,349,610, and received employee benefits comparable to those received by other employees of eONE Global. Mr. Staglin's compensation was unanimously approved by the eONE Global Compensation Committee which includes a representative of iFormation Group, an equity holder of eONE Global that is unrelated to the Company. On February 1, 2001, eONE Global loaned Mr. Staglin $16,886,628 at 7.4% interest to allow Mr. Staglin to exercise his options to purchase 4,221,657 Class B Common Limited Partnership Interests ("Class B Units") of eONE Global. The Class B Units are nonvoting, restricted interests which will vest over a four-year period. The loan is secured by the Class B Units, is fifty-percent recourse to Mr. Staglin as to principal and one hundred percent recourse as to interest and matures upon the sale of any of the interests or ten years from the date of the note. Mr. Staglin has paid $1,249,610 of interest on the loan since February 1, 2001 and $16,709,668 of principal remained outstanding on the loan as of February 1, 2002. eONE Global also made a distribution to all of its equity holders in which Mr. Staglin received a pro rata distribution of $265,440.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock ("Section 16 Persons") to file reports of ownership and changes in ownership in the Company's Common Stock with the SEC and the New York Stock Exchange. Based on the Company's records and other information, except for one report for Michael T. Whealy that inadvertently was filed late with respect to one sale of approximately 146 shares of the Company's Common Stock, the Company believes that all Section 16(a) filing requirements for the Section 16 Persons have been complied with during or with respect to the fiscal year ended December 31, 2001.

PRINCIPAL HOLDERS OF COMMON STOCK

        The following table sets forth, based on the number of shares outstanding as of December 31, 2000, the percentage of ownership of the Common Stock by the persons believed by the Company to own beneficially more than 5% of the Common Stock based solely upon filings with the Securities and Exchange Commission.

Name and Address	Amount and Nature of Beneficial Ownership(2)	Percent of Class
FMR Corp.(1) 82 Devonshire Street Boston, Massachusetts 02109	20,303,934	5.3%

(1)
A Schedule 13G dated February 14, 2002, was filed by FMR Corp. on behalf of itself, its direct and indirect subsidiaries, Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Management & Research Company.

(2)
FMR Corp. indicated in the Schedule 13G dated February 14, 2002 that it had sole power to vote or to direct the vote of 1,520,234 shares and the sole power to dispose or to direct the disposition of 20,303,934 shares.

* * *

        You are urged to mark, date, sign and return the enclosed Proxy Card in the prepaid envelope provided for such purpose or follow any alternative voting procedure described on the Proxy Card. Your prompt action may save the Company the expense of a second mailing.

        We encourage all shareholders to attend the Annual Meeting of Stockholders on May 8, 2002. If, due to a disability, you desire this document in an alternative, accessible format or you will need special assistance at the meeting, please contact the Corporate Secretary.

HENRY C. DUQUES Chairman

Exhibit A

2002 FIRST DATA CORP.
LONG-TERM INCENTIVE PLAN

I.    INTRODUCTION

        1.1.    Purposes.    The purposes of the 2002 First Data Corp. Long-Term Incentive Plan (the "Plan") are (i) to advance the interests of First Data Corp. (the "Company") by attracting and retaining key employees, and other key individuals who perform services for the Company, a Subsidiary or an Affiliate, (ii) to align the interests of the Company's stockholders and recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders.

        1.2.    Definitions.

          "Affiliate" shall mean any entity of which the Company owns or controls, directly or indirectly, less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

          "Agreement" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award and shall include any terms and conditions that may apply to such award.

          "Board" shall mean the Board of Directors of the Company.

          "Cause" shall mean the willful and continued failure to substantially perform the duties assigned by the Company, a Subsidiary or an Affiliate (other than a failure resulting from the award recipient's Disability), the willful engaging in conduct which is demonstrably injurious to the Company, a Subsidiary or an Affiliate (monetarily or otherwise), any act of dishonesty, the commission of a felony, the continued failure to meet performance standards, excessive absenteeism, or a significant violation of any statutory or common law duty of loyalty to the Company, a Subsidiary or an Affiliate.

          "Change in Control" shall mean:

            (a)  the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

            (b)  The cessation of individuals, who constitute the Board (the "Incumbent Board") as of the date this Plan is adopted by the Board, to constitute at least a majority of such Incumbent Board; provided that any individual who becomes a director of the Company subsequent to the date this Plan is approved by the Board whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

            (c)  the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

            (d)  the consummation of a plan of complete liquidation or dissolution of the Company.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Committee" shall mean the Compensation and Benefits Committee of the Board or its delegate, or any other committee the Board may designate to administer this Plan.

          "Common Stock" shall mean the common stock of the Company.

          "Company" has the meaning specified in Section 1.1.

          "Corporate Transaction" shall have the meaning set forth in the definition of "Change in Control" in this Section 1.2.

          "Disability" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities due to a physical or mental condition (i) that would entitle such holder to benefits under the Company's Long-Term Disability Plan (or similar disability plan of the Company, a Subsidiary or an Affiliate in which such holder is a participant) or if the Committee deems it relevant, any disability rights provided as a matter of local law or (ii) if such holder is not eligible for long-term disability benefits under any plan sponsored by the Company, a Subsidiary, or an Affiliate, that would, as determined by the Committee, entitle such holder to benefits under the Company's Long-Term Disability Plan if such holder were eligible therefor. In the case of Incentive Stock Options, the term "Disability" shall have the same meaning as "Permanent and Total Disability" as such term is defined in this Section 1.2.

          "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Fair Market Value" shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

          "Family Entity" shall mean a trust in which one or more Family Members have more than fifty percent of the beneficial interest, a foundation in which the award holder and/or one or more Family Members control the management of assets and any other entity in which the award holder and/or one or more Family Members own more than fifty percent of the voting interests.

          "Family Member" shall mean an award holder's spouse, parent, child, stepchild, grandchild, sibling, mother or father-in-law, son or daughter-in-law, stepparent, grandparent, former spouse, niece, nephew or brother or sister-in-law, including adoptive relationships, or any person sharing the award holder's household (other than a tenant or employee).

          "Free-Standing SAR" shall mean an SAR which is not issued in tandem with, or by reference to, a Stock Option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

          "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

          "Incumbent Board" shall have the meaning set forth in the definition of "Change in Control" in this Section 1.2.

          "Mature Shares" shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

          "Nonqualified Stock Option" shall mean an option (including a Purchased Stock Option) to purchase shares of Common Stock which is not an Incentive Stock Option.

          "Outstanding Common Stock" shall have the meaning set forth in the definition of "Change in Control" in this Section 1.2.

          "Outstanding Voting Securities" shall have the meaning set forth in the definition of "Change in Control" in this Section 1.2.

          "Performance Grant" shall mean an award conferring a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive shares of Common Stock, Restricted Stock, cash, or any combination thereof, as determined by the Committee or as evidenced in the Agreement relating to such Performance Grant.

          "Performance Measures" shall mean the criteria and objectives that may be established by the Committee, which must be satisfied or met (i) as a condition to the exercisability of all or a portion of a Stock Option or SAR, (ii) as a condition to the grant of a Restricted Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Grant, of the shares of Common Stock or Restricted Stock subject to such award and/or of payment with respect to such award. Such criteria and objectives may include one or more of the following: the attainment by a share of Common Stock of a specified value within or for a specified period of time, earnings per share, earnings before interest expense and taxes, return to stockholders (including dividends), return on equity, earnings, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing. Such criteria and objectives may relate to results obtained by the individual, the Company, a Subsidiary, an Affiliate, or any business unit or division thereof, or may apply to results obtained relative to a specific industry or a specific index. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the United States Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under United States Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

          "Performance Period" shall mean any period designated by the Committee or specified in an Agreement during which the Performance Measures applicable to a Performance Grant shall be measured.

          "Permanent and Total Disability" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

          "Person" shall have the meaning set forth in the definition of "Change in Control" set forth in this Section 1.2.

          "Plan" shall have the meaning set forth in Section 1.1.

          "Post-Termination Exercise Period" shall mean the period specified in or pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(d) or Section 2.3(e) following termination of employment with or service to the Company during which a Stock Option or SAR may be exercised.

          "Purchased Stock Option" shall mean a Nonqualified Stock Option that is sold to eligible individuals at a price determined by the Committee, has an exercise price equal to the Fair Market Value of the Common Stock subject to such Stock Option on the date such Stock Option is sold to the eligible individual, and contains such additional terms and conditions as the Committee deems appropriate.

          "Related Employment" shall mean the employment or performance of services by an individual for an employer that is neither the Company nor a Subsidiary nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company, a Subsidiary or an Affiliate, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing service for the Company, a Subsidiary, or an Affiliate or was engaged in Related Employment and (iii) such employment or performance of services is in the best interests of the Company as determined by the Committee and is recognized by the Committee, in its discretion, as Related Employment. The death or Disability of an individual or his or her involuntary termination of employment during a period of Related Employment shall be treated, for purposes of this Plan, as if the death, Disability or involuntary termination had occurred while the individual was employed by or performing services for the Company, a Subsidiary or an Affiliate.

          "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period.

          "Restricted Stock Award" shall mean an award of Restricted Stock under this Plan.

          "Restriction Period" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

          "Retirement" shall mean an employee's termination of employment with or service to the Company by reason of retirement on or after (i) age 65, or (ii) age 55, provided the employee has completed at least 10 Years of Service, or (iii) such other date or circumstance determined by the Committee.

          "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

          "Stock Option" shall mean a Nonqualified Stock Option or an Incentive Stock Option.

          "Subsidiary" shall mean any entity of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

          "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, a Stock Option (including a Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Stock Option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such Stock Option, or portion thereof, which is surrendered.

          "Tax Date" shall have the meaning set forth in Section 5.5.

          "Ten Percent Holder" shall have the meaning set forth in Section 2.1(a).

          "Years of Service" shall mean (i) the number of years of service credited to an individual under the First Data Corp. Incentive Savings Plan ("ISP") or (ii) if the individual is not eligible to participate in the ISP, the number of such individual's years of service, computed as if the individual had been eligible to participate in the ISP while employed by the Company or a Subsidiary, provided, however, that unless otherwise provided in the Agreement, the computed number of years of service shall not include any period of an individual's employment with an Affiliate.

        1.3.    Administration.    This Plan shall be administered by the Committee. The Committee may grant any one or a combination of the following awards under this Plan to eligible persons: (i) Stock Options (in the form of Nonqualified Stock Options or Incentive Stock Options), (ii) SARs (in the form of Tandem SARs or Free-Standing SARs), (iii) Restricted Stock Awards and (iv) Performance Grants.

        The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.

        The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Stock Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Grant shall lapse and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.

        The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish, amend and revoke rules and regulations it deems necessary or desirable for the administration of this Plan, adopt sub-plans applicable to specific Subsidiaries, Affiliates or locations and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities to the extent permitted under local law. The Committee may require, as a condition to the issuance, exercise, settlement or acceptance of an award under this Plan, that the award recipient agree to mandatory arbitration to settle any disputes relating to such award. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

        To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority hereunder to another entity or committee, a member of the Board, or one or more officers of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to another entity or committee, a member of the Board, or one or more officers of the Company with regard to (i) the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding, (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person, and (iii) any decision regarding the impact of a Change in Control on awards issued under the Plan.

        No member of the Committee, and no entity, committee, member of the Board or officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Committee and such entities, committees, members of the Board or officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law.

        A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

        1.4.    Eligibility.    Key employees of the Company, Subsidiaries and Affiliates and other key individuals who perform services for the Company, a Subsidiary or an Affiliate are eligible to receive awards under this Plan, as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

        1.5.    Shares Available.    Subject to adjustment as provided in Section 5.7, 32,000,000 shares of Common Stock shall be available under this Plan. Such number of available shares shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Stock Options, outstanding Free-Standing SARs, outstanding Restricted Stock Awards and outstanding Performance Grants. To the extent that shares of Common Stock subject to an outstanding Stock Option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Restricted Stock Award or Performance Grant are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock shall be made available from authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof.

        Subject to adjustment as provided in Section 5.7, the aggregate number of shares of Common Stock with respect to which Restricted Stock Awards, Performance Grants or a combination thereof shall be made under this Plan shall not exceed 15 percent of the aggregate number of shares of Common Stock available under this Plan, as set forth in the first sentence of this Section 1.5.

        To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, the maximum aggregate number of shares of Common Stock with respect to which Stock Options, SARs, Restricted Stock, or Performance Grants may be issued to any individual during a calendar year shall be one-half of one percent of the total number of outstanding shares of Common Stock of the Company as of the preceding December 31st. The maximum amount of cash payable during a calendar year to any person in connection with a Performance Grant shall be $8,000,000.

        1.6    Employment.    Unless otherwise expressly provided herein, references to "employment" with the Company or "employment with or service to the Company" shall mean the employment with or service to the Company, a Subsidiary or an Affiliate, including transfers of employment between the Company, a Subsidiary and an Affiliate, approved leaves of absence, and Related Employment.

II.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        2.1.    Stock Options.    The Committee may, in its discretion, grant Stock Options to such eligible persons as may be selected by the Committee. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

        Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a)    Number of Shares and Purchase Price.    The number of shares of Common Stock subject to a Stock Option shall be determined by the Committee. The purchase price per share of Common Stock purchasable upon exercise of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option; provided, however, that if an Incentive Stock Option shall be granted to any person who, at the time such Incentive Stock Option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

          (b)    Option Period and Exercisability.    The period during which a Stock Option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Incentive Stock Option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of a Stock Option or to the exercisability of all or a portion of a Stock Option. The Committee shall determine whether a Stock Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Stock Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

          (c)    Method of Exercise.    A Stock Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) by a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the Stock Option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are canceled by reason of the exercise of the Stock Option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor, and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company's satisfaction).

          (d)    Minimum Vesting Period.    Unless otherwise provided in the Agreement, no Stock Option may become exercisable until six months from the date such Stock Option was granted.

          (e)    Repricing and Discounting.    Subject to Section 5.7, the repricing or discounting of Stock Options is expressly disallowed under this Plan.

        2.2.    Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

        SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a)    Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related Stock Option. The base price of a Free-Standing SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date such Free-Standing SAR is granted.

          (b)    Exercise Period and Exercisability.    The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related Stock Option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 5.10.

          (c)    Method of Exercise.    A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any Stock Options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

          (d)    Minimum Vesting Period.    Unless otherwise provided in the Agreement, no SAR may become exercisable until six months from the date such SAR was granted.

          (e)    Repricing and Discounting.    Subject to Section 5.7, the repricing or discounting of SARs is expressly disallowed under this Plan.

        2.3.    Termination of Employment or Service.

          (a)    Disability.    Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of Disability, each Stock Option and SAR held by such holder shall become fully vested and exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the date which is one year after the effective date of such holder's termination of employment or service, or if earlier, the expiration date of the term of such Stock Option or SAR.

          (b)    Retirement.    Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of Retirement, each Stock Option and SAR held by such holder shall continue to vest in accordance with its terms, and to the extent vested, may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the date which is four years after the effective date of such holder's termination of employment or service, or if earlier, the expiration date of the term of such Stock Option or SAR.

          (c)    Death.    Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of death, each Stock Option and SAR held by such holder shall become fully vested and exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person until the date which is one year after the date of death, or if earlier, the expiration date of the term of such Stock Option or SAR.

          (d)    Involuntary Termination Without Cause.    Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR is terminated by the Company, a Subsidiary or an Affiliate without Cause, each Stock Option and SAR held by such holder shall cease to vest, and to the extent already vested, may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the date which is three months after such involuntary termination, or if earlier, the expiration date of the term of such Stock Option or SAR.

          (e)    Other Termination.    Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates for any reason other than Disability, Retirement, death, or involuntary termination without Cause, each Stock Option and SAR held by such holder shall cease to vest, and to the extent already vested, may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the close of the New York Stock Exchange (if open) on the date of such holder's termination of employment or service. If the New York Stock Exchange is closed at the time of such holder's termination of employment, then such Stock Option or SAR shall be forfeited at the time such holder's employment is terminated and shall be canceled by the Company.

          (f)    Death Following Termination of Employment or Service.    Unless otherwise specified in the Agreement, if the holder of a Stock Option or SAR dies during the applicable Post-Termination Exercise Period, each Stock Option and SAR held by such holder shall be exercisable only to the extent that such Stock Option or SAR is exercisable on the date of such holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person until the date which is one year after the date of death, or if earlier, the expiration date of the term of such Stock Option or SAR.

III.  RESTRICTED STOCK AWARDS

        3.1.    Restricted Stock Awards.    The Committee may, in its discretion, grant Restricted Stock Awards to such eligible persons as may be selected by the Committee.

        3.2.    Terms of Restricted Stock Awards.    Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          (a)    Number of Shares and Other Terms.    The number of shares of Common Stock subject to a Restricted Stock Award and the Performance Measures (if any) and the Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

          (b)    Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of all or a portion of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

          (c)    Share Certificates.    During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. As determined by the Committee, all certificates registered in the holder's name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company's right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

          (d)    Rights with Respect to Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

          (e)    Minimum Restriction Period.    The minimum Restriction Period shall be one year.

        3.3.    Termination of Employment or Service.

          (a)    Disability and Death.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of such award terminates by reason of Disability or death, the Restriction Period shall terminate as of the effective date of such holder's termination of employment or service and all Performance Measures applicable to such award shall be deemed to have been satisfied at the maximum level.

          (b)    Retirement.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of such award terminates by reason of Retirement, the Restriction Period shall terminate as of the date specified in the Agreement, after which time all Performance Measures applicable to such award shall be deemed to have been satisfied at the maximum level and such Restricted Stock shall be released to the holder of the award as of such specified date; provided, however, that any Restricted Stock Award that is subject to a Restriction Period extending beyond four years from the date of such holder's Retirement shall be immediately forfeited and canceled.

          (c)    Other Termination.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of a Restricted Stock Award terminates for any reason other than Disability, Retirement or death, the portion of such award which is subject to a Restriction Period on the effective date of such holder's termination of employment or service shall be immediately forfeited by such holder and canceled by the Company.

IV.  PERFORMANCE GRANTS

        4.1.    Performance Grants.    The Committee may, in its discretion, make Performance Grants to such eligible persons as may be selected by the Committee.

        4.2.    Terms of Performance Grants.    Performance Grants shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          (a)    Amount of Performance Grant and Performance Measures.    The Agreement shall provide the amount of the Performance Grant and a description of the Performance Measures and the Performance Period applicable to such Performance Grant, as determined by the Committee in its discretion.

          (b)    Vesting and Forfeiture.    The Agreement shall provide, in the manner determined by the Committee in its discretion, for the vesting of a Performance Grant, if specified Performance Measures are satisfied during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied during the specified Performance Period.

          (c)    Settlement of Vested Performance Grants.    The Agreement (i) shall specify whether a Performance Grant may be settled in shares of Common Stock, Restricted Stock, or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award, if any. If a Performance Grant is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Grant in shares of Common Stock or Restricted Stock the holder of such award shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.10.

          (d)    Minimum Performance Period.    The minimum Performance Period for any Performance Grant is one year from the date such grant is made.

4.3.  Termination of Employment or Service.

          (a)    Disability, Retirement and Death.    Unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of a Performance Grant terminates during the Performance Period by reason of Disability, Retirement or death, the Performance Period shall continue and the holder, or the holder's executor, administrator, legal representative, beneficiary or similar person, as applicable, shall be entitled to a prorated award. Such prorated award shall be equal to the value of the award at the end of the Performance Period multiplied by a fraction, the numerator of which shall equal the number of months such holder was employed with or performing services for the Company during the Performance Period (fractional months shall be ignored) and the denominator of which shall equal the number of months in the Performance Period; provided, however, that such holder, or such holder's executor, administrator, legal representative, beneficiary or similar person, as applicable, shall not be entitled to payment or distribution of such Performance Grant earlier than the date set forth in the Agreement.

          (b)    Other Termination.    Unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of a Performance Grant terminates during the Performance Period for any reason other than Disability, Retirement or death, each Performance Grant that is not vested shall be immediately forfeited.

V.    GENERAL

        5.1.    Effective Date and Term of Plan.    This Plan shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective as of the date of approval by the Board. No Stock Option may be exercised prior to the date of such stockholder approval. This Plan shall terminate when shares of Common Stock are no longer available for the grant, exercise or settlement of awards, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. If this Plan is not approved by the stockholders of the Company, this Plan and any awards granted hereunder shall be null and void.

        5.2.    Amendments.    The Board or the Committee may amend or terminate this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (i) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7) or (ii) effect any change inconsistent with Section 422 of the Code. No amendment may impair the rights of a holder (the determination of which shall be made by the Committee in its sole discretion) of an outstanding award without the consent of such holder.

        5.3.    Agreement.    The Company may condition an award holder's right (i) to exercise, vest or settle the award and (ii) to receive delivery of shares, on the execution and delivery to the Company of the Agreement and the completion of other requirements, including, but not limited to, the execution of a nonsolicitation agreement by the recipient and delivery thereof to the Company.

        5.4.    Transferability of Stock Options.    Stock Options may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the holder thereof, except by will or the laws of descent and distribution; provided, however, that unless otherwise specified in the Agreement, as long as the holder continues employment with or service to the Company, such holder may transfer Stock Options to a Family Member or Family Entity without consideration; provided, however, in the case of a transfer of Stock Options to a limited liability company or a partnership which is a Family Entity, such transfer may be for consideration consisting solely of an entity interest in the limited liability company or partnership to which the transfer is made. Any transfer of Stock Options shall be in a form acceptable to the Committee, shall be signed by the holder and shall be effective only upon written acknowledgement by the Committee of its receipt and acceptance of such notice. If a Stock Option is transferred to a Family Member or to a Family Entity, such Stock Option may not thereafter be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by such Family Member or Family Entity except by will or the laws of descent and distribution.

        5.5.    Tax Withholding.    The Company shall have the right to require, as of the grant, vesting, or exercise of an award, the sale of any shares of Common Stock, the receipt of any dividends or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other income, social insurance, payroll or other tax-related items which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, including withholding from wages or other cash compensation otherwise due to the holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of a Stock Option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, in each case to the extent set forth in the Agreement relating to an award, or (E) any combination of (A) and (B). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder

        5.6.    Restrictions on Shares.    Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting, exercise or settlement of such award or the delivery of shares thereunder, such award shall not vest, be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. In addition, the Committee may condition the grant of an award on compliance with certain listing, registration or other qualifications applicable to the award under any law or any obligation to obtain the consent or approval of a governmental body. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        5.7.    Adjustment.    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of securities available for Restricted Stock Awards and Performance Grants, the number and class of securities subject to each outstanding Stock Option and the purchase price per security, the terms of each outstanding Stock Option, the maximum number of securities with respect to which Stock Options or SARs (or a combination thereof), or Restricted Stock Awards or Performance Grants may be made or granted during any calendar year to any person, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Restricted Stock Award or Performance Grant, and the terms of each outstanding Restricted Stock Award or Performance Grant shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Stock Options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

        5.8.    Change in Control.    The Committee in its discretion and at any time may take such action as it deems appropriate to address the effect of a Change in Control on awards issued under this Plan, including but not limited to actions described in Section 1.3 of this Plan.

        5.9.    No Right of Participation or Employment.    No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any Affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any Affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

        5.10.    Rights as Stockholder.    No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

        5.11.    Designation of Beneficiary.    If permitted by the Committee, the holder of an award may file with the Committee a written designation of one or more persons as such holder's beneficiary or beneficiaries (both primary and contingent) in the event of the holder's death. To the extent an outstanding Stock Option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Stock Option or SAR to the extent permitted under local law.

        Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder's lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

        If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Stock Option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder's executor, administrator, legal representative or similar person.

        5.12.    Governing Law.    This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        5.13.    Foreign Employees.    The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures and to foster and promote achievement of the purposes of this Plan. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, Disability or Retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of stock certificates which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries, Affiliates or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 1.5 and 5.2, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

        5.14.    Termination of Employment or Service.    Unless otherwise determined by the Committee, an award holder employed by or providing service to an entity that is a Subsidiary or an Affiliate under this Plan shall be deemed to have terminated employment with or service to the Company for purposes of this Plan on the date that such entity ceases to be a Subsidiary or an Affiliate hereunder.

Exhibit B

FIRST DATA CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
(as amended through March 15, 2002)

        1.    Purpose.    The purpose of the Plan (as defined herein) is to assist First Data Corporation, a Delaware corporation (the "Company") and its Affiliates in retaining the employment of employees by offering them a greater stake in the Company's success and a closer identity with it, and to aid in obtaining the services of individuals whose employment would be helpful to the Company and would contribute to its success. This is to be accomplished by providing employees a continuing opportunity to purchase Shares (as hereinafter defined) from the Company through periodic offerings.

        The Plan is intended to comply with the provisions of section 423 of the Code (as hereinafter defined), and the Plan shall be administered, interpreted and construed accordingly. In addition, this Plan authorizes the grant of options and issuance of shares that do not qualify under section 423 of the Code pursuant to such rules, procedures or sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States ("U.S."). The Plan shall become effective as set forth herein on October 1, 1996, or such later date as the Committee may determine, subject to approval by the shareholders of the Company within 12 months of the date of its adoption.

        2.    Definitions.    For purposes of the Plan:

          (a)  "Account" means the account which the Company (or the Affiliate which employs the Participant) shall establish for Participants, to which Participants' payroll deductions pursuant to the Plan shall be credited.

          (b)  "Affiliate" means any Subsidiary, Parent and any other entity in which the Company owns or controls an equity interest.

          (c)  "Agent" means the person or persons appointed by the Board in accordance with Paragraph 3(e).

          (d)  "Board" means the Board of Directors of the Company.

          (e)  "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means the committee described in Paragraph 3(a).

          (g)  "Company" means First Data Corporation.

          (h)  "Compensation" means the amount of compensation for services paid to a Participant for an Offering Period by the Company and the Affiliates, which constitutes an Employee's net pay, including any commissions, overtime, holiday and shift differential pay, but determined after any payroll deductions for tax, FICA, insurance premiums, and, any other social insurance contributions required by local law, 401(k) and 125 plan deductions and any other pension plan contributions qualified for tax-favored treatment under local law, and excluding any bonuses, awards, imputed income, amounts realized from the exercise of stock options, and taxable fringe benefits, or such other amounts as may be included or excluded as determined by the Committee.

          (i)    "Date of Grant" means the first business day of an Offering Period.

          (j)    "Eligible Employee" means an employee of the Company or Affiliate who is described in Paragraph 4.

          (k)  "Employer" means the Company or Affiliate for whom an Eligible Employee is performing services at the time the Eligible Employee becomes a Participant.

          (l)    "Fair Market Value" means, on any given date, the closing price of Shares on the principal national securities exchange on which the Shares are listed on such date, or, if the Shares are not listed on any national securities exchange, the mean between the highest and lowest sales prices of Shares as reported on the NASDAQ National Market System on such date, or if the Shares are included in NASDAQ, but are not included in the NASDAQ National Market System, the mean between the closing bid and asked prices for Shares on such date as reported by NASDAQ, or if the Shares are not so reported, the fair market value of Shares as determined by the Committee in good faith. If there are no sales reports or bid or ask quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports shall be used.

          (m)  "Investment Account" means the account established for a Participant pursuant to Paragraph 9(a) to hold Shares acquired for a Participant pursuant to the Plan.

          (n)  "NASDAQ" means the National Association of Security Dealers, Inc. Automated Quotations System.

          (o)  "Offering Period' means each calendar quarter ending on March 31, June 30, September 30 and December 31.

          (p)  "Parent" means any parent corporation of the Company, as described in Code Section 424(e).

          (q)  "Participant" means an Eligible Employee who makes an election to participate in the Plan in accordance with Paragraph 5.

          (r)  "Plan" means the First Data Corporation Employee Stock Purchase Plan as set forth in this document, and as may be amended from time to time.

          (s)  "Purchase Date" means the last business day of an Offering Period.

          (t)    "Purchase Price" means the lesser of:

              (i)  85 percent of the Fair Market Value of a Share on the Date of Grant; or

            (ii)  85 percent of the Fair Market Value of a Share on the Purchase Date.

          (u)  "Share" or "Shares" means a share or shares of Common Stock, $.01 par value, of the Company.

          (v)  "Subscription Agreement" means the agreement between the Participant and the Employer pursuant to which the Participant authorizes payroll deductions to the Account.

          (w)  "Subsidiary" means any subsidiary corporation (other than Company) in an unbroken chain of corporations beginning with Company as described in Code Section 424(f).

        3.    Administration.    (a)    The Plan shall be administered by the Employee Benefits Administration and Investment Committee (the "Committee"), or such other committee as may be designated by the Board to serve as the administrative committee for the Plan. All Committee members shall serve, and may be removed, in accordance with the general rules applicable to the Committee.

          (b)  For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) eligible to serve as such shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

          (c)  Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. The Committee shall have the discretion at its election to impose a holding period during which the sale of Shares acquired under the Plan is restricted for a period of time after purchase, provided reasonable advance notice is given to Participants. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

          (d)  The Committee has the discretion to adopt any rules regarding the Plan administration to conform to local laws to enable non-U.S. employees of the Company or its Affiliates to participate in the Plan at the discretion of the Committee. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Committee has the authority to suspend or limit foreign (non-U.S.) participation in the Plan for any reason, including administrative or economic reasons. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations, which sub-plans may be designed to be outside the scope of Code section 423.

          (e)  The Committee or its delegatee under Section 3(f) may engage an Agent to perform custodial and record keeping functions for the Plan, such as holding record title to the Participants' Share certificates, maintaining an individual Investment Account for each such Participant and providing periodic account status reports to such Participants.

          (f)    The Committee shall have full discretionary authority to delegate ministerial functions to the management of the Company.

        4.    Eligibility.    All employees of the Company, and of such of its Affiliates as may be designated for such purpose from time to time by the Committee or its delegatee, shall be eligible to participate in the Plan as of the first day of an Offering Period, other than any employee who owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. In determining stock ownership for purposes of the preceding sentence, the rules of section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

        For purposes of this Paragraph 4, the term "employment" shall be interpreted in accordance with the provisions of section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

        5.    Election to Participate.    (a)    Subscription Agreements. Each Eligible Employee may become a Participant by filing a Subscription Agreement authorizing specified regular payroll deductions. A Subscription Agreement authorizing specified regular payroll deductions must specify the date on which such deduction is to commence, which may not be retroactive. Subject to the limits of Paragraph 5(b), payroll deductions may be in U.S. dollars for U.S. Participants or the local currency for non-U.S. Participants, but not less than a rate of U.S. $5 per week or U.S. $20 per month for U.S. Participants and a minimum local currency rate per week and month for non-U.S. participants determined at the discretion of the Committee. All payroll deductions shall be recorded in the Accounts. All funds recorded in Accounts may be used by the Company and Affiliates for any corporate purpose, subject to the Participant's right to withdraw at any time an amount equal to the balance accumulated in his or her Account as described in Paragraph 8 below. Funds credited to Accounts shall not be required to be segregated from the general funds of the Company or any Affiliate unless required by local law as determined by the Committee.

          (b)  Contribution Limit. The sum of all regular payroll deductions authorized under Paragraph 5(a) shall not exceed such percentages, if any, of the Participant's Compensation as may be specified by the Committee from time to time.

          (c)  No Interest on Funds in Accounts. No interest shall accrue or be paid with respect to funds held in any Account for an Eligible Employee, unless required by local law as determined by the Committee.

        6.    Deduction Changes.    A Participant may increase or decrease his or her payroll deduction by filing a new Subscription Agreement. The change will become effective as of the beginning of the next Offering Period following the receipt of such new Subscription Agreement by the Committee or its delegatee, pursuant to such administrative procedures for processing deductions as may be adopted by the Committee.

        7.    Limit on Purchase of Shares.    (a)    No employee participating in the Code Section 423 plan may be granted a right to purchase Shares under the Plan if immediately following such grant, such employee would have rights to purchase equity securities under all plans of the Company and Affiliates that are intended to meet the requirements of section 423 of the Code, that accrue at a rate which exceeds $25,000 of Fair Market Value (determined at the time the rights are granted) for each calendar year in which such rights to purchase Shares are outstanding at any time. For purposes of this Paragraph 7:

    (i)
    The right to purchase Shares accrues when the right (or any portion thereof) first becomes exercisable during the calendar year;

    (ii)
    Subject to the limitations under Paragraph 10, each Participant accrues the right to purchase up to that number of Shares for each Offering Period such that the aggregate Fair Market Value of the Shares, determined on the first day of the Offering Period, is not in excess of the Participant's Compensation or such percentage of the Participant's Compensation as may be specified by the Committee or its delegatee from time to time. Notwithstanding anything contained herein to the contrary, in no case shall any employee accrue a right to purchase a number of Shares for any calendar year that would have a Fair Market Value in excess of $25,000. For purposes of the preceding sentence, the determination of the Fair Market Value of any Shares is made as of the first day of the Offering Period applicable to such Shares.

    (iii)
    A right to purchase Shares which has accrued under one grant of rights under the Plan may not be carried over to any other grant of rights; and

    (iv)
    The limits of this Paragraph 7 shall be interpreted by the Committee in accordance with applicable rules and regulations issued under section 423 of the Code.

          (b)  No employee may be granted a right to purchase Shares under the Plan if, immediately following such grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. In determining stock ownership for purposes of the preceding sentence, the rules of section 425(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

        8.    Withdrawal of Funds.    Notwithstanding anything contained herein to the contrary, a Participant may at any time prior to a Purchase Date and for any reason withdraw from participation in the Plan for an Offering Period, in which case the entire balance accumulated in his or her Account shall be paid to such Participant as soon as practicable thereafter. Partial withdrawals shall not be permitted. Any such withdrawing Participant may again commence participation in the Plan in a subsequent Offering Period by filing a Subscription Agreement at least seven business days prior to the beginning of such Offering Period.

        9.    Method of Purchase and Investment Accounts.    (a) Exercise of Option for Shares. Each Participant having funds credited to an Account on a Purchase Date shall be deemed, without any further action, to have exercised on such Purchase Date, the option to purchase from the Company the number of whole and fractional Shares which the funds in such Account would purchase at the Purchase Price, subject to the limit:

              (i)  on the aggregate number of Shares that may be made available for purchase to all Participants under the Plan; and

            (ii)  on the number of Shares that may be made available for purchase to any individual Participants, as set forth in Paragraphs 5(b) and 7.

Such option shall be deemed exercised if the Participant does not withdraw such funds before the Purchase Date. All Shares so purchased shall be credited to a separate Investment Account established by the Agent for each Participant. The Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until such Shares are withdrawn by a Participant pursuant to Paragraph 11.

          (b)  Dividends on Shares Held in Investment Accounts. All cash dividends paid with respect to the Shares credited to a Participant's Investment Account shall, unless otherwise directed by the Committee, be credited to his or her Account and used, in the same manner as other funds credited to Accounts, to purchase additional Shares under the Plan on the next Purchase Date, subject to Participant's withdrawal rights against Accounts and the other limits of the Plan.

          (c)  Adjustment of Shares on Application of Aggregate Limits. If the total number of Shares that would be purchased pursuant to Paragraph 9(a) but for the limits described in Paragraph 9(a)(i) or Paragraph 10 exceeds the number of Shares available for purchase under the Plan or for a particular Offering Period, then the number of available Shares shall be allocated among the Investment Accounts of Participants in the ratio that the amount credited to a Participant's Account as of the Purchase Date bears to the total amount credited to all Participants' Accounts as of the Purchase Date. The cash balance not applied to the purchase of Shares shall be held in Participants' Accounts subject to the terms and conditions of the Plan.

        10.    Stock Subject to Plan.    The maximum number of Shares that may be issued pursuant to the Plan is 9,000,000, subject to adjustment in accordance with Section 18. The Shares delivered pursuant to the Plan may, at the option of the Company, be Shares purchased specifically for purposes of the Plan, shares otherwise held in treasury or Shares originally issued by the Company for such purposes. In addition, the Committee may impose such limitations as it deems appropriate on the number of Shares that shall be made available for purchase under the Plan during any Offering Period.

        11.    Withdrawal of Certificates.    A Participant shall have the right at any time to withdraw a certificate or certificates for all or a portion of the whole Shares credited to his or her Investment Account by giving written notice to the Company, provided, however, that no such request may be made more frequently than once per Offering Period. Any fractional shares credited to a Participant's Investment Account shall be paid in cash to the Participant upon the withdrawal of all whole Shares credited to his or her Investment Account.

        12.    Registration of Certificates.    Each certificate withdrawn by a Participating Employee may be registered only in the name of the Participant, or, if the Participant has so indicated in the manner designated by the Committee, in the Participant's name jointly with a member of the Participant's family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenant in common or as community property with a member of the Participant's family without right of survivorship.

        13.    Voting.    The Agent shall vote all Shares held in an Investment Account in accordance with the Participant's instructions.

        14.    Rights on Retirement, Death or Other Termination of Employment.    In the event of a Participant's retirement, death or other termination of employment, or in the event that a Participant otherwise ceases to be an Eligible Employee, no payroll deduction shall be taken from any pay due and owing to the Participant thereafter, and the balance in the Participant's Account shall be used as of the Purchase Date to purchase Shares in accordance with the provisions of the Plan. A certificate for the Shares held in the Investment Account for any such person, and all funds hold in the Account of such person, shall be distributed to the terminated Participant or, in the case of the death of a Participant, to such Participant's successor in interest.

        15.    Rights Not Transferable.    Except as permitted by Paragraph 14, rights under the Plan are not transferable by a Participant and are exercisable during the employee's lifetime only by the employee,

        16.    No Right to Continued Employment.    Neither the Plan nor any right granted under the Plan shall confer upon any Participant any right to continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or Affiliate to terminate the employment of such Participant.

        17.    Application of Funds.    All funds received or held by the Company under this Plan may be used for any corporate purpose.

        18.    Adjustments in Case of Changes Affecting Shares.    In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the Share limit set forth in Paragraph 10 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares (including any event described in section 424(a) of the Code), such adjustment, if any, shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of section 424 of the Code.

        19.    Amendment of the Plan.    The Board of Directors may at any time, or from time to time, amend this Plan in any respect, provided, however, that any amendment to the Plan that is treated for purposes of section 423 of the Code and regulations issued pursuant thereto as the adoption of a new plan shall be effective only if such amendment is approved by the shareholders of the Company within 12 months of the adoption of such amendment in a manner that meets the requirements for shareholder approval under such Code section and regulations.

        20.    Termination of the Plan.    The Plan and all rights of employees under any offering hereunder shall terminate at such time as the Board, at its discretion, chooses to terminate the Plan. Upon termination of this Plan, all amounts in the Accounts of Participants shall be carried forward into the Participant's Account under a successor plan, if any, or shall be promptly refunded and all certificates for the Shares credited to a Participant's Investment Account shall be forwarded to him or her.

        21.    Governmental Regulations.    (a)    Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Share certificates under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended, (the "Act") and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

          (b)  The Company (or an Affiliate) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

        22.    Repurchase of Shares.    The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.

Exhibit C

AUDIT COMMITTEE CHARTER

Organization

        The Audit Committee of the Board of Directors shall be comprised of three or more directors who have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Responsibilities

        The Audit Committee shall represent the Board of Directors in discharging its responsibility relating to the financial controls, accounting, compliance with law, audit and reporting activities of the Corporation and its subsidiaries as well as the review of contingency plans for business continuity undertakings. The function of the Audit Committee is oversight. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Corporation's financial statements. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements.

        In carrying out its responsibilities, the Audit Committee will:

  •
  Review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

  •
  Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority and responsibility to select, evaluate and, if appropriate, terminate their services.

  •
  Review and discuss the audited financial statements with management.

  •
  Discuss with the independent auditors the matters required to be discussed by SAS 61, as it may be modified or supplemented.

  •
  On an annual basis, obtain from the independent auditors a written communication delineating all their relationships with the Corporation and professional services they provided to the Corporation as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented. The Audit Committee will review with the independent auditors the nature and scope of any disclosed relationships and professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

  •
  Recommend to the Corporation's Board of Directors whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

  •
  Review and approve the report of the Audit Committee in the Corporation's Annual Report on Form 10-K and the proxy statement for its annual meeting of shareholders.

Additional Powers

        In carrying out its responsibilities, the Audit Committee also shall have the power to:

  •
  Approve any special assignments given to independent auditors and fees relating thereto.

  •
  Review and discuss with the independent auditors their audit procedures, the planned scope of the annual audit, the fees relating thereto, the independent auditors' report of audit, the accompanying management letter, if any, and management's responses thereto.

  •
  Review the planned scope and results of the Corporation's internal audit examinations and assessments.

  •
  Consult with management, the internal auditors and the independent auditors regarding the adequacy of the Corporation's internal accounting controls, the effectiveness and efficiency of the Corporation's internal audit staff, and legal compliance matters.

  •
  Review and conduct investigations regarding possible violations of law and of the Corporation's Code of Conduct, to retain outside counsel and other experts to assist in such investigations and to direct that appropriate remedial steps are taken if such violations are detected.

  •
  Review related-party transactions for financial disclosure purposes.

  •
  Review and discuss with management and the outside auditors the accounting policies which may be viewed as critical, and review and discuss any significant changes in accounting policies made or contemplated by the Corporation.

  •
  Review with management and the independent auditor any material financial arrangements of the Corporation which do not appear on the financial statements of the Corporation and the effect of regulatory and accounting initiatives.

  •
  Review interim financial information with management and the independent auditors.

  •
  Request any officer or employee of the Corporation or the Corporation's outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

  •
  Exercise such authority and employ such resources as appropriate to discharge its responsibilities, including the authority to retain outside counsel, experts, and other advisors as it deems appropriate to assist in the full performance of its functions.

There are three ways to vote your Proxy	Company # Control #

VOTE BY PHONE — CALL TOLL FREE — 1-800-240-6326

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12 p.m. (ET) May 7, 2002.

•
You will be prompted to enter the 3-digit Company Number and 7-digit Control Number located above.

•
Then follow the instructions of the automated program.

•
Your telephone vote authorizes your shares to be voted in the same manner as if you marked, signed and returned your proxy.

VOTE BY MAIL

•
Mark, sign and date your proxy card, and return it in the postage-paid envelope we've provided or return it to First Data Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1,2,3,4 and 5

1.	Election of Directors:	01 Alison Davis 02 James D. Robinson III	03 Bernard L. Schwartz 04 Arthur F. Weinbach	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here

2.	The approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 600,000,000 to 2,000,000,000;	☐	For	☐	Against	☐	Abstain
3.	The approval of the First Data Corporation 2002 Long-Term Incentive Plan and the allocation of 32,000,000 shares of the Company's Common Stock to the Plan;	☐	For	☐	Against	☐	Abstain
4.	The approval of an increase in the number of shares issuable under the Company's Employee Stock Purchase Plan by 3,000,000 shares of the Company's Common Stock;	☐	For	☐	Against	☐	Abstain
5.	The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2002.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Dated:	, 2000
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 8, 2002

FIRST DATA CORPORATION	proxy

This Proxy is solicited by the Board of Directors of First Data Corporation (FDC) for use at the Annual Meeting on May 8, 2002.

        By signing this proxy, you revoke all prior proxies and appoint Charles T. Fote and Michael T. Whealy, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on March 11, 2002 at the Annual Meeting of Stockholders of FDC, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. In their discretion, Mr. Fote and Mr. Whealy are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

See reverse for voting instructions.

There are two ways to vote your Proxy.	Company # Control #

VOTE BY PHONE — CALL TOLL FREE — 1-800-240-6326

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12 p.m. (ET) on May 3, 2002.

•
You will be prompted to enter your 3-digit Company Number and 7-digit Control Number located above.

•
Then follow the instructions of the automated program.

•
Your telephone vote authorizes your shares to be voted in the same manner as if you marked, signed and returned your proxy.

VOTE BY MAIL

•
Mark, sign and date your proxy card, and return it in the postage-paid envelope we've provided or return it to First Data Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone, please do not mail your Proxy Card.

The Board of Directors Recommends a Vote for Items 1, 2, 3, 4, and 5

1.	Election of Directors:	01 Alison Davis 02 James D. Robinson III	03 Bernard L. Schwartz 04 Arthur F. Weinbach	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here

2.	The approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 600,000,000 to 2,000,000,000;	☐	For	☐	Against	☐	Abstain
3.	The approval of the First Data Corporation 2002 Long-Term Incentive Plan and the allocation of 32,000,000 shares of the Company's Common Stock to the Plan;	☐	For	☐	Against	☐	Abstain
4.	The approval of an increase in the number of shares issuable under the Company's Employee Stock Purchase Plan by 3,000,000 shares of the Company's Common Stock;	☐	For	☐	Against	☐	Abstain
5.	The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2002.	☐	For	☐	Against	☐	Abstain

IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.

Address Change? Mark Box ☐	Dated:	, 2000
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 8, 2002

On the reverse side of this proxy card are instructions for voting on the matters that will be considered at the Annual Meeting of Stockholders to be held on May 8, 2002. Additional information about FDC and the matters to be voted on are included in our Proxy Statement and 2001 Annual Report, which are being delivered electronically to a number of our shareholders. To access the Proxy Statement and 2001 Annual Report on the Internet, please visit the "2001 Annual Report" section of the "Invest in Us" portion of the FDC Internet site at www.firstdata.com/AR2001.jsp. If you would like to receive a printed copy of the Proxy Statement or Summary Annual Report, please visit the "Contact Us" section of the "Invest in Us" portion of the FDC Internet site at www.firstdata.com/Pages/Invest/4900.jsp and complete the information request section. You also may e-mail our Investor Relations Department at fdc.ir@firstdatacorp.com or write to First Data Corporation, Investor Relations Department, 6200 S. Quebec Street, Greenwood Village, Colo. 80111 to request a copy.

FIRST DATA CORPORATION (FDC)	proxy

EMPLOYEE PROXY VOTING CARD IN CONNECTION WITH THE FIRST DATA CORPORATION INCENTIVE SAVINGS PLAN (ISP)/EMPLOYEE STOCK PURCHASE PLAN (ESPP)/RESTRICTED STOCK

This Proxy is solicited on behalf of the Board of Directors of First Data Corporation (FDC).

Shown on the reverse side of this card are the number of shares of FDC stock, if any, beneficially held for you (1) in the ISP, (2) the ESPP, and (3) as Restricted Stock, as of March 11, 2002. Shares held in the ISP were provided by The American Express Company. Shares held in the ESPP were provided by Charles Schwab. Shares of Restricted Stock were provided by FDC Stock Plan Administration.

By completing and mailing this card in time for delivery before May 3, 2002, you will have voted all of your shares held in the ISP, the ESPP and as Restricted Stock. If you own FDC shares outside of these plans, you will receive separate proxy materials which you should complete and return in the envelope provided with those materials.

Voting authorization for ISP Shares - I hereby instruct American Express Company ("American Express"), as Trustee under the ISP, to vote, in person or by proxy, all shares of Common Stock of FDC allocated to my account under the ISP at the Annual Meeting of Stockholders of FDC to be held on May 8, 2002, and at any postponement or adjournment thereof, in the manner specified on the reverse side of this card. American Express will vote the ISP shares represented by the voting instruction if properly completed and signed by me and received back by May 3, 2002. The ISP Trust Agreement instructs American Express to vote FDC Shares allocated to my ISP account for which American Express has not received instructions from me in the same proportion on each issue as it votes those shares credited to participants' accounts for which American Express received instructions from participants.

Voting Authorization for ESPP shares and Restricted Stock - I hereby appoint Charles T. Fote and Michael T. Whealy, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of FDC beneficially held by me in the ESPP or as Restricted Stock on March 11, 2002, at the Annual Meeting of Stockholders of FDC to be held on May 8, 2002, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this card. With respect to ESPP Shares and Restricted Stock, this Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this proxy will be voted for the election of the directors indicated and for the approval of all proposals presented.

(continued, and to be signed and dated, on the reverse side)

FIRST DATA CORPORATION	proxy

This Proxy is solicited by the Board of Directors of First Data Corporation (FDC) for use at the Annual Meeting on May 8, 2002.

By signing this proxy, you revoke all prior proxies and appoint Charles T. Fote and Michael T. Whealy, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on March 11, 2002 at the Annual Meeting of Stockholders of FDC, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. In their discretion, Mr. Fote and Mr. Whealy are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

See reverse for voting instructions.

FIRST DATA CORPORATION	proxy

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

1.	Election of directors:	01 Alison Davis 02 James D. Robinson III	03 Bernard L. Schwartz 04 Arthur F. Weinbach	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 600,000,000 to 2,000,000,000;	☐	For	☐	Against	☐	Abstain
3.	The approval of the First Data Corporation 2002 Long-Term Incentive Plan and the allocation of 32,000,000 shares of the Company's Common Stock to the Plan;	☐	For	☐	Against	☐	Abstain
4.	The approval of an increase in the number of shares issuable under the Company's Employee Stock Purchase Plan by 3,000,000 shares of the Company's Common Stock;	☐	For	☐	Against	☐	Abstain
5.	The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2002.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Dated:
Indicate Changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.